Exhibit 4.3


                                                                         #6






                                    WESBANCO, INC.

                                         KSOP


                               As Amended and Restated
                           Effective Date:  January 1, 1996


















                                                             December, 1995

                                    WESBANCO, INC.
                                         KSOP
                               AS AMENDED AND RESTATED

                                  TABLE OF CONTENTS


          ARTICLE I - NATURE OF PLAN  . . . . . . . . . . . . . . . . . 1a

          1.1    Purpose  . . . . . . . . . . . . . . . . . . . . . . . 1a

          1.2    CONSTITUTION OF PLAN   . . . . . . . . . . . . . . . . 1a

          1.3    Amendment and Restatement  . . . . . . . . . . . . . . 2a

          1.4    Merged Plans   . . . . . . . . . . . . . . . . . . . . 3

          ARTICLE II - DEFINITIONS. . . . . . . . . . . . . . . . . . . 4a

          2.1    Account(s)   . . . . . . . . . . . . . . . . . . . . . 4a

          2.2    Affiliated Company   . . . . . . . . . . . . . . . . . 4a

          2.3    Alternate Payee  . . . . . . . . . . . . . . . . . . . 4a

          2.4    Anniversary Date   . . . . . . . . . . . . . . . . . . 4a

          2.5    Approved Absence   . . . . . . . . . . . . . . . . . . 4a

          2.6    Beneficiary  . . . . . . . . . . . . . . . . . . . . . 4a

          2.7    Board of Directors   . . . . . . . . . . . . . . . . . 5a

          2.8    Break in Service   . . . . . . . . . . . . . . . . . . 5a

          2.9    Capital Accumulation   . . . . . . . . . . . . . . . . 5a

          2.10   Claimant   . . . . . . . . . . . . . . . . . . . . . . 5a

          2.11   Code   . . . . . . . . . . . . . . . . . . . . . . . . 5a

          2.12   Committee  . . . . . . . . . . . . . . . . . . . . . . 5a

          2.13   Company  . . . . . . . . . . . . . . . . . . . . . . . 5a

          2.14   Company Stock  . . . . . . . . . . . . . . . . . . . . 5a

          2.15   Company Stock Account  . . . . . . . . . . . . . . . . 5a

          2.16   Covered Compensation   . . . . . . . . . . . . . . . . 5a

          2.17   Credited Service   . . . . . . . . . . . . . . . . . . 6

          2.18   Determination Date   . . . . . . . . . . . . . . . . . 7

          2.19   Disability Retirement Date   . . . . . . . . . . . . . 7

          2.20   Disqualified Person  . . . . . . . . . . . . . . . . . 7

          2.21   Diversified Account  . . . . . . . . . . . . . . . . . 8

          2.22   Domestic Relations Order   . . . . . . . . . . . . . . 8

          2.23   Early Retirement Date  . . . . . . . . . . . . . . . . 9a

          2.24   Effective Date   . . . . . . . . . . . . . . . . . . . 9a

          2.25   Employee   . . . . . . . . . . . . . . . . . . . . . . 9a

          2.26   Employer   . . . . . . . . . . . . . . . . . . . . . . 9a

          2.27   Employer Contributions   . . . . . . . . . . . . . . . 10

          2.28   Employer SECURITIES  . . . . . . . . . . . . . . . . . 10

          2.29   EMPLOYMENT DATE  . . . . . . . . . . . . . . . . . . . 10

          2.30   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . 10

          2.31   Family Member  . . . . . . . . . . . . . . . . . . . . 11

          2.32   Fiduciary  . . . . . . . . . . . . . . . . . . . . . . 11

          2.33   FMLA   . . . . . . . . . . . . . . . . . . . . . . . . 11

          2.34   Forfeitures  . . . . . . . . . . . . . . . . . . . . . 11

          2.35   Highly Compensated Employee  . . . . . . . . . . . . . 11

          2.36   Hour of Service  . . . . . . . . . . . . . . . . . . . 16

          2.37   Independent Appraiser  . . . . . . . . . . . . . . . . 18

          2.38   Key Employee   . . . . . . . . . . . . . . . . . . . . 19

          2.39   Leased Employee  . . . . . . . . . . . . . . . . . . . 19

          2.40   Limitation Year  . . . . . . . . . . . . . . . . . . . 20

          2.41   Non-highly Compensated Employee  . . . . . . . . . . . 20

          2.42   Non-key Employee   . . . . . . . . . . . . . . . . . . 20

          2.43   Normal Retirement Date   . . . . . . . . . . . . . . . 20

          2.44   Other Investments Account  . . . . . . . . . . . . . . 20

          2.45   Owner-Employee   . . . . . . . . . . . . . . . . . . . 20

          2.46   Participant  . . . . . . . . . . . . . . . . . . . . . 20

          2.47   Permanent Disability   . . . . . . . . . . . . . . . . 20

          2.48   Permissive Aggregation Group   . . . . . . . . . . . . 21

          2.49   PLAN   . . . . . . . . . . . . . . . . . . . . . . . . 21

          2.50   Plan Year  . . . . . . . . . . . . . . . . . . . . . . 21

          2.51   Plan Administrator   . . . . . . . . . . . . . . . . . 21

          2.52   Qualified Election Period  . . . . . . . . . . . . . . 21

          2.53   Qualified Employer Securities  . . . . . . . . . . . . 21

          2.54   Qualified Participant  . . . . . . . . . . . . . . . . 21

          2.55   Qualified Replacement Property   . . . . . . . . . . . 21

          2.56   Reemployment Date  . . . . . . . . . . . . . . . . . . 22

          2.57   Required Aggregation Group   . . . . . . . . . . . . . 22

          2.58   Required Beginning Date  . . . . . . . . . . . . . . . 22

          2.59   Retirement   . . . . . . . . . . . . . . . . . . . . . 23

          2.60   Securities Acquisition Loan  . . . . . . . . . . . . . 23

          2.61   Segregated Investments Account   . . . . . . . . . . . 23

          2.62   Service  . . . . . . . . . . . . . . . . . . . . . . . 23

          2.63   Suspense Account   . . . . . . . . . . . . . . . . . . 23

          2.64   Termination of Service   . . . . . . . . . . . . . . . 24

          2.65   Top-heavy Plan   . . . . . . . . . . . . . . . . . . . 24

          2.66   Top-heavy Ratio  . . . . . . . . . . . . . . . . . . . 25

          2.67   TRUST  . . . . . . . . . . . . . . . . . . . . . . . . 26

          2.68   Trust Agreement  . . . . . . . . . . . . . . . . . .  27a

          2.69   Trust Assets or Trust Fund   . . . . . . . . . . . .  27a

          2.70   Trustee(s)   . . . . . . . . . . . . . . . . . . . .  27a

          2.71   VALUATION DATE   . . . . . . . . . . . . . . . . . .  27a

          ARTICLE III - ELIGIBILITY.  . . . . . . . . . . . . . . . .  28a

          3.1    Eligibility and Participation  . . . . . . . . . . .  28a

          3.2    Commencement of Participation.   . . . . . . . . . .  29a

          3.3    Reemployment.  . . . . . . . . . . . . . . . . . . .  29a

          3.4    Approved Absence.  . . . . . . . . . . . . . . . . .  29a

          ARTICLE IV - TRUST FUND . . . . . . . . . . . . . . . . . . . 30

          4.1    Employer Contribution  . . . . . . . . . . . . . . . . 30

          4.2    participant contributions  . . . . . . . . . . . . .  31a

          4.3    Investment of Trust Assets.  . . . . . . . . . . . .  31a

          4.4    Plan Loans   . . . . . . . . . . . . . . . . . . . . . 33

          4.5    OTHER CONTRIBUTIONS  . . . . . . . . . . . . . . . .  37a

          4.6    SALARY DEFERRAL ELECTIONS  . . . . . . . . . . . . .  37c

          4.7    MATCHING EMPLOYER CONTRIBUTION   . . . . . . . . . .  37h

          4.8    INVESTMENT OPTIONS   . . . . . . . . . . . . . . . .  37n

          4.9    HARDSHIP WITHDRAWALS APPLICABLE TO SALARY DEFERRAL
                 CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . .  37p

          ARTICLE V - ALLOCATION TO ACCOUNTS  . . . . . . . . . . . .  38a

          5.1    Individual Accounts.   . . . . . . . . . . . . . . .  38a

          5.2    Company Stock Account  . . . . . . . . . . . . . . . . 39

          5.3    Other Investments Account  . . . . . . . . . . . . .  41a

          5.4    Allocation of Employer Contributions and Forfeitures
                                                                       42a

          5.5    Allocation Limitations   . . . . . . . . . . . . . .  43a

          5.6    Allocation of Net Income or Loss of the Trust.   . .  53a

          5.7    Accounting for Allocations.  . . . . . . . . . . . . . 54

          ARTICLE VI - EXPENSES AND VOTING  . . . . . . . . . . . . . . 55

          6.1    Expenses of the Plan and Trust   . . . . . . . . . . . 55

          6.2    Voting Company Stock   . . . . . . . . . . . . . . . . 55

          6.3    Committee Powers and Duties  . . . . . . . . . . . . . 55

          ARTICLE VII - CAPITAL ACCUMULATION  . . . . . . . . . . . .  38a

          7.1    Capital Accumulation.  . . . . . . . . . . . . . . .  57a

          7.2    Retirement, Death or Permanent Disability.   . . . .  38a

          7.3    Other Termination of Service and Vesting.  . . . . .  57a

          7.4    Vesting Upon Reemployment  . . . . . . . . . . . . .  39a

          7.5    Amendments to Vesting Schedule   . . . . . . . . . . . 59

          7.6    Forfeitures  . . . . . . . . . . . . . . . . . . . . . 60

          7.7    Certain Reemployed Participants.   . . . . . . . . . . 61

          ARTICLE VIII - DISTRIBUTION . . . . . . . . . . . . . . . . . 62

          8.1    Time of Distribution   . . . . . . . . . . . . . . . . 62

          8.2    Retirement or Permanent Disability   . . . . . . . . . 62

          8.3    Other Termination of Participation   . . . . . . . . . 62

          8.4    Term of Distribution   . . . . . . . . . . . . . . . . 63

          8.5    Death Prior to Distribution  . . . . . . . . . . . .  64a

          8.6    Benefit Forms for Participants.  . . . . . . . . . .  64a

          8.7    Benefits on a Participant's Death.   . . . . . . . . . 65

          8.8    Limitations  . . . . . . . . . . . . . . . . . . . .  66a

          8.9    Commencement of Benefits   . . . . . . . . . . . . .  66a

          8.10   Undistributed Accounts   . . . . . . . . . . . . . .  67a

          8.11   Lien on Distribution   . . . . . . . . . . . . . . .  67a

          8.12   Benefit Distribution   . . . . . . . . . . . . . . .  67a

          8.13   Rollover Treatment   . . . . . . . . . . . . . . . .  68b

          8.14   Delay in Benefit Determination.  . . . . . . . . . .  71a

          8.15   Designated Beneficiaries.  . . . . . . . . . . . . .  71a

          ARTICLE IX - RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY
                 STOCK  . . . . . . . . . . . . . . . . . . . . . . . . 73

          9.1    Right of First Refusal   . . . . . . . . . . . . . . . 73

          9.2    "Put" Option   . . . . . . . . . . . . . . . . . . .  74a

          9.3    Other Options  . . . . . . . . . . . . . . . . . . . . 75

          ARTICLE X - SPECIAL PROVISIONS  . . . . . . . . . . . . . .  76a

          10.1   Diversification of Investments   . . . . . . . . . .  76a

          10.2   CASH DIVIDENDS   . . . . . . . . . . . . . . . . . .  77a

          10.3    Hardship Distributions  . . . . . . . . . . . . . .  78a

          ARTICLE XI - ADMINISTRATION . . . . . . . . . . . . . . . . . 79

          11.1   Named Fiduciaries  . . . . . . . . . . . . . . . . . . 79

          11.2   Claims Procedures  . . . . . . . . . . . . . . . . . . 83

          ARTICLE XII - AMENDMENT AND TERMINATION . . . . . . . . . . . 86

          12.1   Amendment  . . . . . . . . . . . . . . . . . . . . . . 86

          12.2   Changes in the Code  . . . . . . . . . . . . . . . . . 86

          12.3   Termination, Partial Termination or Complete
                 Discontinuance of Contributions  . . . . . . . . . . . 87

          12.4   Determination by Internal Revenue Service  . . . . . . 87

          12.5   Distribution Upon Termination.   . . . . . . . . . . . 88

          ARTICLE XIII -  TOP HEAVY PROVISIONS  . . . . . . . . . . . . 89

          13.1   Effects of Being Top-heavy   . . . . . . . . . . . . . 89

          13.2   Participant's Top-heavy Account  . . . . . . . . . . . 91

          13.3   Simplified Employee Pensions   . . . . . . . . . . . . 91

          13.4   Contributions or Benefits Not Taken Into Account   . . 92

          ARTICLE XIV - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . 93

          14.1   Participation by Any Affiliated Company  . . . . . . . 93

          14.2   Merger or Transfer of Assets   . . . . . . . . . . . . 93

          14.3   Exclusive Benefit of Participants and Beneficiaries  . 94

          14.4   Non-guarantee of Employment  . . . . . . . . . . . . . 95

          14.5   Rights to Trust Assets   . . . . . . . . . . . . . . . 95

          14.6   Non-alienation of Benefits   . . . . . . . . . . . . . 95

          14.7   Payments Pursuant to a Qualified Domestic Relations
                 Order  . . . . . . . . . . . . . . . . . . . . . . . . 96

          14.8   Aggregation Rules  . . . . . . . . . . . . . . . . . . 97

          14.9   Unclaimed Benefits   . . . . . . . . . . . . . . . . . 97

          14.10  Severability   . . . . . . . . . . . . . . . . . . . . 98

          14.11  Headings   . . . . . . . . . . . . . . . . . . . . . . 98

          14.12  Bonding  . . . . . . . . . . . . . . . . . . . . . . . 98

          14.13  Indemnification  . . . . . . . . . . . . . . . . . . . 99

          14.14  Applicable Law   . . . . . . . . . . . . . . . . . . . 99

          EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . .  100

                                    WESBANCO, INC.
                                         KSOP
                               AS AMENDED AND RESTATED

                              ARTICLE I - NATURE OF PLAN



          1.1  PURPOSE

               (a) The purpose of this WesBanco, Inc. KSOP is to enable participating Employees to share in the growth and prosperity of WesBanco, Inc. (hereinafter referred to as the "Employer") and to provide Participants with an opportunity to accumulate capital for their future economic security. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company and to save through the cash or deferred feature of the Plan. Accordingly, except as provided in Section 10.1, Employer Contributions to the Plan will be invested primarily in Company Stock, (except as otherwise provided in Sections 4.5, 4.7, and 4.8) to the extent that such stock is available on terms which, in the Committee's judgment, constitute a prudent investment of Trust Assets.

               (b) As a technique of corporate finance to the Company this WesBanco, Inc. KSOP may be used to accomplish the following objectives:

                    (i) to provide Participants with beneficial ownership of Company Stock, substantially in proportion to their relative Covered Compensation;

                   (ii) to meet general financing requirements of the Company, including capital growth and transfer in the ownership of Company Stock; and

















                                          1a

                  (iii) to receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans (or credits) secured primarily by a commitment by the Company to pay Employer Contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid.

               (c) This Plan shall be administered by a Committee for the exclusive benefit of Participants and their Beneficiaries and shall be operated in a manner so as not to discriminate in favor of Highly Compensated Employees. Accordingly, the WesBanco, Inc. Employee Stock Ownership Plan shall be construed and applied in a manner consistent with such intent.

          1.2  CONSTITUTION OF PLAN

               The WesBanco, Inc. Employee Stock Ownership Plan was originally effective as of December 31, 1986. The WesBanco, Inc. Employee Stock Ownership Plan is intended to qualify as an "employee stock ownership plan", as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, and the regulations thereunder (hereinafter referred to as the "Code"), and as a stock bonus plan under Section 401(a) of the Code, and effective January 1, 1996, to include a qualified cash or deferred arrangement under Section 401(k) of the Code. To reflect the addition of the qualified cash or deferred arrangement feature, effective January 1, 1996 the name of the Plan is changed to be the WesBanco, Inc. KSOP.

          1.3  AMENDMENT AND RESTATEMENT

               The WesBanco, Inc. Employee Stock Ownership Plan effective as of December 31, 1986, is hereby amended and restated, effective January 1, 1989 except as otherwise specifically provided, to amend the WesBanco, Inc. Employee Stock Ownership Plan to include the amendments required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1990, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, the Family and Medical Leave Act of 1993, as well as the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA"), and the regulations thereunder. This Plan was then known as the WesBanco, Inc. Employee Stock Ownership Plan, as amended and restated, effective January 1, 1989. Effective January 1, 1996, the

                                          2a

               WesBanco, Inc. Employee Stock Ownership Plan is amended to include a qualified cash or deferred arrangement and shall be known as the WesBanco, Inc. KSOP.

          1.4  MERGED PLANS

               Effective January 1, 1989, the Bank of Sissonville Employee Stock Ownership Plan is hereby merged and transferred into this Plan, and all affiliated banks of the Bank of Sissonville hereby adopt this Plan and the Company hereby approves and accepts such merger and adoption, as provided in Section 14.2

                               ARTICLE II - DEFINITIONS


          In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant and capitalized words shall have the following meanings:

          2.1 ACCOUNT(S) shall mean the Account(s) maintained to record the interest of a Participant in the Plan, including effective January 1, 1996, the Participant s interest in such Participant s Salary Deferral Contributions Account and Matching Employer Contribution Account established pursuant to Section 4.6 and Section 4.7. Effective January 1, 1989, the account balances of participants in the Bank of Sissonville Employee Stock Ownership Plan shall be transferred to this Plan and shall be included in the Accounts of former participants in the Bank of Sissonville Employee Stock Ownership Plan who are Participants in this Plan.

          2.2 AFFILIATED COMPANY shall mean any company, which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any affiliated service group which includes the Employer (as defined in Section 414(m) of the Code), and any other entity required to be aggregated with the Employer under Section 414(o) of the Code.

          2.3 ALTERNATE PAYEE shall mean a spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified Domestic Relations Order as having a right to receive all or a portion of the benefits otherwise payable to a Participant.

          2.4 ANNIVERSARY DATE shall mean the 31st day of December of each year on which the allocation of Employer Contributions is made.

          2.5 APPROVED ABSENCE shall mean a leave of absence from employment with the Employer approved by an Employer under its established leave policy uniformly and consistently applied with respect to all Employees.

          2.6 BENEFICIARY shall mean the person(s) entitled to receive any benefits under the Plan in the event of a Participant's death.

                                          4a

          2.7 BOARD OF DIRECTORS shall mean the board of directors of the Company.

          2.8 BREAK IN SERVICE shall mean a Plan Year during which an Employee or former Employee has been credited with fewer than five hundred one (501) Hours of Service.

          2.9 CAPITAL ACCUMULATION shall mean a Participant's vested or nonforfeitable interest in such Participant's Account(s) under the Plan.

          2.10 CLAIMANT shall mean a Participant or Beneficiary under this Plan who requests or is entitled to a benefit under this Plan.

          2.11 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

          2.12 COMMITTEE shall mean the Committee appointed by the Board of Directors to administer the Plan and to give instructions to the Trustee(s).

          2.13 COMPANY shall mean WesBanco, Inc., a corporation organized and existing under the laws of the State of West Virginia, and its successors and assigns.

          2.14 COMPANY STOCK shall mean shares of any class of stock, preferred or common, voting or nonvoting, which are issued by the Company or an Affiliated Company, including Employer Securities and Qualified Employer Securities or any other qualifying employer within the meaning of Section 407(d)(5).

          2.15 COMPANY STOCK ACCOUNT shall mean the Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust.

          2.16 COVERED COMPENSATION shall mean:

               (a) The total salary and wages paid to a Participant by an Employer for each Plan Year, including commissions, bonuses, overtime compensation, salary reductions under
                    Section 125 and Section 401(k) of the Code, severance pay, pay in lieu of notice, accrued vacation pay, nonqualified stock options, sick pay benefits, insurance premiums, long-term disability and taxable medical reimbursements, any noncash fringe benefits, but excluding mileage and expense allowances, deductible moving expenses, non-taxable fringe benefits and contributions to this Plan or any other deferred compensation plan.


                                          5a

               (b) Effective for Plan Years beginning after December 31, 1988, Covered Compensation shall be limited to $200,000 paid to a Participant for each Plan Year. Such $200,000 limit shall be adjusted annually for Limitation Years, commencing on or after January 1, 1988, reflecting cost of living increases as permitted under Section 415 of the Code.

               (c) Notwithstanding subsection (b) above, effective for Plan Years beginning after December 31, 1993, the Covered Compensation taken into account for any Plan Year shall not exceed $150,000, as indexed for inflation in increments of $10,000, as determined by the Secretary of the Treasury.

               (d) In determining the amount of any Covered Compensation for a Highly Compensated Employee, the Covered Compensation of a Family Member shall be considered Covered Compensation of the Highly Compensated Employee as provided in Section 401(a)(17) of the Code.

          2.17 CREDITED SERVICE shall mean the number of whole years of a Participant's Service from and after the later of:

               (a)  the Effective Date; or

               (b) for a first year of eligibility, such Participant's Employment Date to such Participant's Termination of Service followed by a Break in Service (or, if reemployed, from the Reemployment Date to a subsequent Termination of Service followed by a Break in Service) or, for subsequent years of eligibility, from the first day of each Plan Year to such Participant's Termination of Service followed by a Break in Service (provided that in the event the Participant completes one thousand (l,000) Hours of Service in the first twelve
                    (12) month period of such Participant's employment and such Participant's first Plan Year, such Participant shall receive two (2) years of Credited Service) determined by crediting one (1) year of Credited Service for each of the applicable full twelve (12) month periods during which the Participant was credited with one thousand (1,000) or more Hours of Service.

          2.18 DETERMINATION DATE shall mean with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, Determination Date shall mean the last day of that Plan Year.

          2.19 DISABILITY RETIREMENT DATE shall mean the first day of the month following the date of the Participant's Termination of Service as result of a Permanent Disability.

          2.20 DISQUALIFIED PERSON shall mean:

               (a)  a person who is a fiduciary;

               (b)  a person providing services to the Plan;

               (c) an employer any of whose employees are covered by the Plan;

               (d) an employee organization any of whose members are covered by the Plan;

               (e) an owner, direct or indirect, of fifty percent (50%) or more of:

                    (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of the stock of the Company;

                    (ii) the capital interest or the profits interest of a
                         partnership; or

                  (iii)  the beneficial interest of a trust or
                         unincorporated enterprise;

                         which is an employer or an employee organization described in subsection (c) or subsection (d);

               (f) a member of the family of any person described in subsections (a), (b), (c) or (e). For purposes of this subsection (f), the family of an individual shall include the spouse, ancestor, lineal descendant, and any spouse of a lineal descendant;

               (g) a corporation, partnership, trust or estate of which (or in which) fifty percent (50%) or more of:

                    (i) the combined voting power of all classes of stock entitled to vote or the total value of share of all classes of stock of such corporation;

                   (ii) the capital interest or profits interest of such partnership; or

                  (iii) the beneficial interest of such trust or estate is owned, directly or indirectly, or held by persons described in subsections (a), (b), (c), (d) or
                         (e);

               (h) an officer, director (or an individual having powers and responsibilities similar to those of officers or directors), a ten percent (10%) or more shareholder, or a highly compensated employee (earning ten percent (10%) or more of the yearly wages of an employer) of a person described in subsection (c), (d), (e) or (g); or

               (i) or a ten percent (10%) or more (in capital or profits) partner or joint venturer of a person described in subsection (c), (d), (e) or (g).

          2.21 DIVERSIFIED ACCOUNT shall mean the Account of the Participant as described in Section 10.1(f).

          2.22 DOMESTIC RELATIONS ORDER shall mean any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a State domestic relations law and which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant.

          2.23 EARLY RETIREMENT DATE shall mean:

               (a) except as otherwise provided in subsection (b) below, the first day of the month immediately following the date on which a Participant attains age sixty (60) and has been credited with at least fifteen (15) years of Credited Service or the tenth (10th) anniversary of the date the Participant commenced participation, whichever is later; or

               (b)  effective January 1, 1989, notwithstanding subsection
                    (a) above to the contrary, the date that a Participant retires pursuant to an early retirement incentive window offered by the Employer.

          2.24 EFFECTIVE DATE shall mean December 31, 1986. The Effective Date of this amended and restated Plan shall be January 1, 1989, except as otherwise specifically provided.

          2.25 EMPLOYEE shall mean a person, employed by an Employer on a full-time or part time basis as defined by the Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, as well as any other person qualifying as a common law employee of an Employer, including a Leased Employee. Notwithstanding the foregoing, a Leased Employee shall not be treated as an Employee if the Leased Employee is covered by a money purchase pension plan providing (a) a non-integrated employer contribution rate of at least ten percent (10%) of Covered Compensation; (b) immediate participation; and (c) full and immediate vesting; provided that, Leased Employees do not constitute more than twenty percent (20%) of any Affiliated Company's non-highly compensated work force within the meaning of Section 414(n)(5)(A)(ii) of the Code.

          2.26 EMPLOYER shall mean:

               (a) WesBanco, Inc., and effective January 1, 1989, the Bank of Sissonville, located in West Virginia, or any predecessor or successor corporation, which has been designated by the Company as an Employer participating in the Plan, and which such Employer has adopted this Plan and has agreed to be bound by the terms of the Plan and Trust Agreement; and

                                          9a

               (b) effective January 1, 1989, any Affiliated Company and any other affiliate of the Company (as defined in Section 407(d) of ERISA) which shall become a part of the Employer upon the date of that such Affiliated Company or affiliate (as defined in Section 407(d) of ERISA) is acquired by the Company.

          2.27 EMPLOYER CONTRIBUTIONS shall mean payments made to the Trust by an Employer who has adopted the Plan with the consent of the Company pursuant to Section 4.1 and which are deductible under Section 404(a) of the Code.

          2.28 EMPLOYER SECURITIES shall mean:

               (a) common stock issued by the Company having a combination of voting power and dividend rights equal to:

                    (i) that class of common stock of the Company having the greatest voting power; and

                   (ii) that class of common stock of the Company having the greatest dividend rights.

               (b) Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into common stock which meets the requirements, of subsection (a) above and if (as of the date of acquisition by the Plan) the conversion price is reasonable.

          2.29 EMPLOYMENT DATE shall mean the date on which the Employee shall first perform an Hour of Service for the Employer.

          2.30 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

          2.31 FAMILY MEMBER shall mean an individual described in Section 414(q)(6)(B) of the Code, except that for the purpose of determining a Highly Compensated Employee's Compensation, it is an individual described in Section 401(a)(17) of the Code.

          2.32 FIDUCIARY shall mean a fiduciary pursuant to Section 4975(e) of the Code and Section 3(21) and Section 405(c) of ERISA.

          2.33 FMLA shall mean the Family and Medical Leave Act of 1993.

          2.34 FORFEITURES shall mean any portion of a Participant's Accounts which does not become a part of such Participant's Capital Accumulation upon the occurrence of a Break in Service.

          2.35 HIGHLY COMPENSATED EMPLOYEE shall mean:

               (a) an Employee who is described in Section 414(q) of the Code and the regulations thereunder, and generally means an Employee who performed services for any Affiliated Company during the "determination year" and is in one or more of the following groups:

                    (i)  Employees who at any time during the
                         "determination year" or "look-back year" were "five percent owners" of any Affiliated Company. "Five percent owner" means any person who owns (or is considered as owning within the meaning of
                         Section 318 of the Code) more than five percent (5%) of the outstanding stock of any Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of any Affiliated Company or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in any Affiliated Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers;

                   (ii) Employees who received "415 compensation," as defined in Section 5.5(a)(iii), during the "look-back year" from any Affiliated Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

                  (iii) Employees who received "415 compensation," as defined in Section 5.5(a)(iii), during the "look-back year" from any Affiliated Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and were in the "top paid group" of Employees for the Plan Year;

                   (iv) Employees who during the "look-back year" were officers of any Affiliated Company (as that term is defined within the meaning of the regulations under Section 416 of the Code) and received "415 compensation," as defined in Section 5.5(a)(iii), during the "look-back year" from any Affiliated Company greater than fifty percent (50%) of the limit in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. The number of officers shall be limited to the lesser of fifty
                         (50) employees, or the greater of three (3) employees or ten percent (10%) of all employees. For the purposes of determining the number of officers, Employees described in Section 414(q)(8) of the Code shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If any Affiliated Company does not have at least one (1) officer whose annual "415 compensation," as defined in Section 5.5(a)(iii), is in excess of fifty percent (50%) of the Code
                         Section 415(b)(1)(A) limit, then the highest paid officer of any Affiliated Company will be treated as a Highly Compensated Employee;

                    (v) Employees who are in the group consisting of the one hundred (100) Employees paid the greatest "415 compensation," as defined in Section 5.5(a)(iii), during the "determination year" and are also described in subsections (ii), (iii) or (iv) above when these subsections are modified to substitute "determination year" for "look-back year."

               (b) The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve
                    (12)-month period.

               (c) For purposes of this Section 2.35, the determination of "415 compensation", as defined in Section 5.5(a)(iii), shall be based only on "415 compensation", as defined in Section 5.5(a)(iii), which is actually paid and shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) of the Code and, in the case of any Affiliated Company contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Section 403(b) of the Code. Additionally, the dollar threshold amounts specified in subsections (a)(ii) and (a)(iii) above shall be adjusted at such time and in such manner as is provided in regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

               (d) In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from any Affiliated Company constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees. Additionally, all Affiliated Companies shall be taken into account as a single employer and Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Section 414(n)(5) of the Code and are not covered in any qualified plan maintained by any Affiliated Company. The exclusion of Leased Employees for this purpose shall be applied on a uniform and nondiscriminatory basis for all of any Affiliated Company's retirement plans. "Highly compensated former employees" shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

               (e) For purposes of this Section 2.35, "top paid group" means the top twenty percent (20%) of Employees who performed services for any Affiliated Company during the applicable year, ranked according to the amount of "415 compensation," as defined in Section 5.5(a)(iii), received from any Affiliated Company during such year. All Affiliated Companies shall be taken into account as a single employer, and Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Section 414(n)(5) of the Code and are not covered in any qualified plan maintained by any Affiliated Company. Employees who are non-resident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from any Affiliated Company constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the "top paid group":

                    (i) Employees with less than six (6) months of service;

                   (ii) Employees who normally work less than 17 1/2 hours per week;

                  (iii) Employees who normally work less than six (6) months during a year; and

                   (iv)  Employees who have not yet attained age 21.

               (f) In addition, if ninety percent (90%) or more of the Employees of any Affiliated Company are covered under agreements which the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and any Affiliated Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the "top paid group."

               (g) The foregoing exclusions set forth in this Section 2.35 shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

               (h) For purposes of this Section 2.35, "highly compensated former employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age fifty-five (55). Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a "highly compensated former employee" only if during the separation year (or year preceding the separation year) or any year after the Employee attains age fifty-five (55) (or the last year ending before the Employee's fifty-fifth (55th) birthday), the Employee either received "415 compensation," as defined in Section 5.5(a)(iii), in excess of $50,000 or was a "five percent owner," as defined in subsection (a)(i) above. "Highly compensated former employees" shall be treated as Highly Compensated Employees. The method set forth in this subsection (h) for determining who is a "highly compensated former employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

               (i) For any Plan Year, any Affiliated Company may make an election to use the simplified method for determining Highly Compensated Employees under Section 414(q)(2) of the Code if the procedures outlined below are followed. Under this method:

                    (i) subsection (a)(ii) above shall be applied by substituting "$50,000" for "$75,000"; and

                   (ii)  subsection (a)(iii) above shall not be applied.

               (j) In order to make the election to use the simplified method for any Plan Year, any Affiliated Company must:

                    (i) maintain significant business activities (and employ employees) in at least two (2) significantly separate geographic areas; and

                   (ii) satisfy such other conditions as the Secretary of the Treasury may prescribe.

               (k) For any Plan Year, any Affiliated Company may make a calendar year election as provided under Temporary Regulation Section 1.414(q)-1T, Q/A-14(b).

          2.36 HOUR OF SERVICE shall mean:

               (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any Affiliated Company during the applicable computation period.

               (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                    (i) no more than 501 Hours of Service will be credited under this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                   (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which no duties are performed, will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable unemployment compensation or disability insurance laws; and

                  (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection
                         (b), a payment shall be deemed to be made by or due from an Employer or any Affiliated Company
                         regardless     In order to make the election to
                         use the simplified method for any Plan Year, of whether such payment is made by or due from the Employer or any Affiliated Company directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or any Affiliated Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

               (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or any Affiliated Company.

               (d) The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with U.S. Department of Labor Regulations
                    Section 2530.200b-2 which are incorporated herein by reference.

               (e) There shall be no duplication of Hours of Service under any of the foregoing provisions. Hours under this
                    Section 2.36 shall be credited to the Employee for the computation period(s) to which the award or agreement pertains rather than the compensation period in which the award, agreement or payment is made.

               (f) In the case of a salaried Employee who is not paid on an hourly basis, such Employee shall be credited with Hours of Service on the basis of 45 hours for each week for which the Employee would be credited with at least one Hour of Service.

               (g) Solely for purposes of determining whether an Employee has a Break In Service, Hours of Service shall also include an uncompensated authorized leave of absence, or military leave while the Employee's reemployment rights are protected by law (credited on the basis of forty (40) Hours of Service per week or eight (8) Hours of Service per working day), provided the Employee returns to employment at the end of such Participant's leave of absence, or with regard to a military leave, within the time period prescribed by applicable law.

               (h) Hours of Service will be credited for employment with any of any Affiliated Company. Hours of Service will also be credited for services rendered to any Affiliated Company by a Leased Employee who is treated as an Employee.

               (i) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include absence from work for maternity or paternity reasons. An absence from work for maternity or paternity reasons means an absence:

                    (i)  by reason of the pregnancy of the Employee;

                   (ii)  by reason of the birth of a child of the Employee;

                  (iii) by reason of the placement of a child with the Employee in connection with adoption; or

                   (iv) for purposes of caring for such a child for a period immediately following such birth or placement.

                    Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. Effective August 5, 1993, this subsection (i) shall be subject to the requirements of the FMLA.

          2.37 INDEPENDENT APPRAISER shall mean any appraiser who is independent of the Company or any Employer and who meets requirements similar to the requirements prescribed under the regulations under Section 170(a)(1) of the Code.

          2.38 KEY EMPLOYEE shall mean any Employee, former Employee or Beneficiary who, at any time during the Plan Year including the Determination Date or any of the four preceding Plan Years, is:

               (a) an officer of any of any Affiliated Company, if such officer has total "415 compensation", as defined in
                    Section 5.5(a)(iii), from any Affiliated Company in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code;

               (b) an Employee or Beneficiary owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent (1/2%) interest which is also one of the ten largest interests in any of any Affiliated Company if such individual's Covered Compensation exceeds the dollar limitation under
                    Section 415(c)(1)(A) of the Code;

               (c) a more than five percent (5%) shareholder or owner of any Affiliated Company; or

               (d) a more than one percent (1%) shareholder or owner of any Affiliated Company, if such Employee has total "415 compensation", as defined in Section 5.5(a)(iii) from any Affiliated Company of more than one hundred and fifty thousand dollars ($150,000).

               The determination of who is a Key Employee shall be made in
               accordance with the rules     and regulations under Section
               416(i)(1) of the Code.

          2.39 LEASED EMPLOYEE shall mean any person (other than an Employee of any of any Affiliated Company), who, pursuant to an agreement between any of any Affiliated Company and any other person, has performed service for any of any Affiliated Company (or for any Affiliated Company and any related person determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in any Affiliated Company's business field. The determination of whether a person is a Leased Employee will be made pursuant to Section 414(n) of the Code.

          2.40 LIMITATION YEAR shall mean, for purposes of the limitations on contributions and benefits imposed by Section 415 of the Code, the Plan Year.

          2.41 NON-HIGHLY COMPENSATED EMPLOYEE shall mean an Employee who is not a Highly Compensated Employee or Family Member.

          2.42 NON-KEY EMPLOYEE shall mean any Employee or former Employee who is not a Key Employee. In addition, any Beneficiary of a Non-key Employee shall be treated as a Non-key Employee, but only if the Beneficiary is neither a Key Employee nor a Beneficiary of a Key Employee.

          2.43 NORMAL RETIREMENT DATE shall mean the first day of the month coincident with or next following the date a Participant attains age sixty-five (65).

          2.44 OTHER INVESTMENTS ACCOUNT shall mean the Account of a Participant which is credited with such Participant's share of the net income (or loss) of the Trust and Employer Contributions and Forfeitures in other than Company Stock and which is debited with payments made to pay for Company Stock.

          2.45 OWNER-EMPLOYEE shall mean a Participant who owns, outside of the Plan, more than five percent (5%) of the outstanding stock of the Company, or more than five percent (5%) of the total combined voting power of all stock of the Company at any time during the five Plan Year period ending in the calendar year in which such Participant attains age 70-1/2.

          2.46 PARTICIPANT shall mean any Employee or former Employee who is participating in this Plan under Article III.

          2.47 PERMANENT DISABILITY shall mean disability by bodily injury or disease or mental condition which has continued for no less than six (6) months that prevents an Employee, as determined by the Committee on the basis of a certificate from a physician approved by the Committee, from engaging in substantially gainful activity for which he or she is qualified or may reasonably become qualified, which can be expected to result in death or to continue for an indefinite period and for which the Participant is eligible for, and receives, Social Security benefits.

          2.48 PERMISSIVE AGGREGATION GROUP shall mean the Required Aggregation Group of plans plus any other plan(s) of the Affiliated Companies which, when considered as a group of the Required Aggregation Group in accordance with Section 416 of the Code, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          2.49 PLAN shall mean this WesBanco, Inc. KSOP, effective January 1, 1996.

          2.50 PLAN YEAR shall mean the twelve (12) consecutive month period beginning on January 1 and ending on each December 31.

          2.51 PLAN ADMINISTRATOR shall mean the Employer, the Committee or any person appointed by the Employer to administer the Plan.

          2.52 QUALIFIED ELECTION PERIOD shall mean the five (5) Plan Year period beginning with the Plan Year after the Plan Year in which the Participant first becomes a Qualified Participant.

          2.53 QUALIFIED EMPLOYER SECURITIES shall mean Employer Securities which are issued by a domestic corporation that has no securities outstanding that are readily tradable on an established securities market, have been held by the seller for more than six (6) months prior to sale to the Plan, and were not received by the seller in a distribution from a plan qualified under Code Section 401(a) or in a transfer pursuant to an option or other right to acquire stock under Sections 83, 422, 422A, 423 or 424 of the Code.

          2.54 QUALIFIED PARTICIPANT shall mean any Participant who has attained age fifty-five (55) and has completed ten (10) years of participation in the Plan.

          2.55 QUALIFIED REPLACEMENT PROPERTY shall mean any stock, bond, debenture, note, or other evidence of indebtedness issued by a domestic corporation (other than the Employer corporation or any corporation which is a member of a parent-subsidiary controlled group which includes the Employer corporation) which does not, for the taxable year preceding the taxable year in which such security is purchased, have passive investment income exceeding twenty-five percent (25%) of the gross receipts of such corporation for such year.









                                         21a

          2.56 REEMPLOYMENT DATE shall mean the first date on which an Employee performs an Hour of Service following a Break in Service.

          2.57 REQUIRED AGGREGATION GROUP shall mean:

               (a) each qualified plan of any Affiliated Company in which at least one Key Employee participates or participated at any time during the determination period specified in Section 2.66(c) (regardless of whether the Plan has terminated); and

               (b) any other qualified plan of any Affiliated Company which enables a plan described in subsection (a) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

               The determination of which plan(s) are included in the Required Aggregation Group shall be made in accordance with
               Section 416 of the Code.

          2.58 REQUIRED BEGINNING DATE shall mean:

               (a) for Participants who attain age seventy and one-half (70 1/2) after December 31, 1987, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2);

               (b) for Participants who attain age seventy and one-half (70 1/2) before January 1, 1988, and are not "five percent owners," the Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the calendar year in which the Participant retires;

               (c) for Participants who attain age seventy and one-half (70 1/2) before January 1, 1988, and are "five percent owners," the Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a "five percent owner" as defined in Section 414(q)(1)(A) of the Code or the calendar year in which the Participant retires. In addition, this subsection (c) shall not apply to a Participant if such Participant elects not to have such section apply to him or her by executing a "242(b) election" prior to January 1, 1984;

               (d) for Participants who attain seventy and one-half (70 1/2) during 1988, who were not "five percent owners" and who did not separate from service with the any Affiliated Company by January 1, 1989, the Required Beginning Date is April 1, 1990.

          2.59 RETIREMENT shall mean Termination of Service on or after his Normal Retirement Date, Early Retirement or Disability Retirement.

          2.60 SECURITIES ACQUISITION LOAN shall mean a loan which is used to purchase Employer Securities and which meets all of the requirements of Section 4.3.

          2.61 SEGREGATED INVESTMENTS ACCOUNT shall mean the Account of a Participant which is credited with amounts which may not be used to purchase shares of Company Stock pursuant to Revenue Procedure 77-30.

          2.62 SERVICE shall mean employment in the United States of America with an Employer or any Affiliated Company from and after the Effective Date; provided, however, in the event that an Affiliated Company becomes an Employer after the Effective Date, Service shall include only employment with such Affiliated Company after the date such Affiliated Company became an Employer. Notwithstanding anything contained in this Section 2.62 to the contrary, effective January 1, 1989, for purposes of vesting under Article VIII, Service with the Bank of Sissonville shall be treated as Service with the Employer.

          2.63 SUSPENSE ACCOUNT shall mean the Suspense Account maintained by the Committee to which shall be credited all shares of Employer Securities purchased with the proceeds of a Securities Acquisition Loan.

          2.64 TERMINATION OF SERVICE shall mean, subject to subsection (b) below:

               (a) the date an Employee's employment is severed or terminated and shall occur on the earlier of:

                    (i) the date on which such Employee quits, retires, is discharged or dies; or

                   (ii)  last to occur of:

                         (1) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) for any reason other than quit, retirement, discharge or death;

                         (2)  the date of expiration of a leave of absence;
                              or

                         (3) in the case of Employee's absence by reason of pregnancy, birth of a child, adoption of a child or child care immediately following such events, the second anniversary of the date of the absence.

               (b) Notwithstanding anything contained in this Plan to the contrary, effective August 5, 1993, the date of the beginning of any period of leave which the Employee takes pursuant to the FMLA shall not constitute a Severance From Service Date, except as provided under the FMLA.

          2.65 TOP-HEAVY PLAN shall mean for any Plan Year beginning after December 31, 1983, this Plan is Top-heavy if any of the following conditions is satisfied:

               (a) the Top-heavy Ratio for this Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

               (b) this Plan is part of a Required Aggregation Group, but not part of a Permissive Aggregation Group and the Top-heavy Ratio for the group exceeds sixty percent (60%); or

               (c) any Affiliated Company elects to treat the Plan as part of a Permissive Aggregation Group of plans, and the Top-heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

          2.66 TOP-HEAVY RATIO shall mean:

               (a) If any Affiliated Company maintains one or more defined contribution plans (including any simplified employee pension plan) and has never maintained any defined benefit plan which during the five (5) year period ending on the Determination Date has or had accrued benefits, the Top-heavy Ratio is a fraction, the numerator of which is the sum of the balances of the Accounts (including any part of any balance of the Accounts distributed in the five (5) year period ending on the Determination Date) of all Key Employees as of the Determination Date, and the denominator of which is the sum of account balances of all of the Accounts (including any part of any balance of the Accounts distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date, all determined in accordance with
                    Section 416 of the Code and regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date. Both the numerator and the denominator shall be computed in accordance with Section 416 of the Code and the regulations thereunder.

               (b) If any Affiliated Company maintain one or more defined contribution plans (including any simplified employee pension plan) and maintain or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date have or has had any accrued benefits, the Top-heavy Ratio is a fraction, the numerator of which is the sum of balances of the Accounts under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both numerator and denominator of the Top-heavy Ratio are increased for any distribution of any balance of the Accounts or any accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

               (c) For the purposes of subsections (a) and (b) above, the value of balances of the Account(s) and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The balances of the Accounts and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one Hour of Service with any Affiliated Company maintaining the Plan at any time during the five (5) year period ending on the determination date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of balances of the Accounts and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               (d) The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by any Affiliated Company or if there is no method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule under Section 411(b)(1)(C) of the Code.

          2.67 TRUST shall mean the Trust created by the Trust Agreement entered into between the Company and the Trustee(s).

          2.68 TRUST AGREEMENT shall mean the agreement between the Company and the Trustee(s) or any successor Trustee(s) establishing the Trust and specifying the duties of the Trustee(s).

          2.69 TRUST ASSETS OR TRUST FUND shall mean all cash, Company Stock or other property held in Trust for the exclusive benefit of Participants and their Beneficiaries.

          2.70 TRUSTEE(S) shall mean the Trustee(s) designated by the Board of Directors, any successor Trustee(s).

          2.71 VALUATION DATE shall mean the date as of which the Trust Fund is valued and gains or losses are allocated, which shall be the last day of each calendar quarter.








































                                         27a

                              ARTICLE III - ELIGIBILITY

          3.1  ELIGIBILITY AND PARTICIPATION


               (a)  Eligible Employees

                    (i) Each Employee who was an Employee on the Effective Date, shall automatically be a Participant in the Plan as of January 1, 1989.

                   (ii) Each other Employee shall become a Participant in the Plan on the Employee's Employment Date. Notwithstanding the foregoing, effective January 1, 1996, each Employee shall become a Participant in the Plan on the January 1, April 1, July 1 or October 1 following such Employee s Employment Date if such Employee has reached such Employee s twenty-first (21st) birthday. If the Employee has not reached his/her twenty-first (21st) birthday on the first day of the next quarter following the Employee s Employment Date, then such Employee shall become a Participant in this Plan on the first day of the next quarter following such Employee s twenty-first (21st) birthday.

                  (iii) Effective January 1, 1989, all participants in the Bank of Sissonville Employee Stock Ownership Plan shall become Participants in this Plan.

               (b)  Ineligible Employees

                    Notwithstanding anything continued in this Plan to the contrary, the following Employees are not eligible to participate under this Plan:

                    (i) Employees covered by a collective bargaining agreement between Employees' representatives and the Company and/or an Affiliated Company with respect to which retirement benefits were a subject of bargaining, except such collective bargaining agreement provides for participation in this Plan;

                   (ii)   temporary Employees; and

                  (iii)   Leased Employees.






                                         28a

          3.2  COMMENCEMENT OF PARTICIPATION.

               The Committee shall notify each Employee of such Participant's eligibility to participate and of the Plan terms as soon as practicable after such Participant becomes eligible. Every Employee upon becoming eligible for participation shall become a Participant, provided such data as required by the Committee, is received by the Committee, and the Employee shall be deemed to assent to the terms of this Plan and the Trust Agreement, including all amendments thereto, in the manner herein authorized.


          3.3  REEMPLOYMENT.

               A Participant who has incurred a Termination of Service followed by a Break in Service shall be reinstated as a Participant as of such Participant's Reemployment Date. New Accounts will be established to record such Participant's interest in the Plan for such Participant's Service after the Break in Service.

          3.4  APPROVED ABSENCE.

               If a Participant is granted an Approved Absence, such Participant's participation is not terminated; however, such Participant shall not receive credit for Hours of Service in excess of five hundred one (501) for any such Approved Absence and, if he or she does not return to employment upon expiration of such Approved Absence, or with regard to an Approved Absence relating to military service, within the time periods required by applicable law, such Participant's Service shall be determined under the Break in Service rules otherwise set out in this Plan.




















                                         29a

                               ARTICLE IV - TRUST FUND

          4.1  EMPLOYER CONTRIBUTION

               (a)  Payment to Trustee(s)

                    Annual Employer Contributions shall be paid to the Trustee(s) as provided in subsection (b) below

               (b)  Payment of Employer Contributions.

                    (i) For each Plan Year, Employer Contributions may be paid to the Trustee(s) in such amounts (or under such formula) as may be determined by the Employer's Board of Directors (and communicated to Participants) not later than the due date for filing the Company's federal income tax return, including any extensions of such due date; provided that such Employer Contributions shall not be paid to the Trust in amounts which would permit the limitation described in Section 5.5 to be exceeded.

                   (ii) Employer Contributions may be paid to the Trust in cash or in shares of Company Stock, as determined by the Company's Board of Directors; provided that Employer Contributions shall be paid in cash in such amounts and at such times, subject to the limitation described in Section 5.5, as needed to provide the Trust with funds sufficient to pay in full when due any principal and interest payments required by a Securities Acquisition Loan incurred by the Trustee(s) to finance the acquisition of Employer Securities, except to the extent such principal and interest payments have been satisfied by the Trustee(s) from cash dividends paid to it with respect to Company Stock.

                  (iii) Employer Contributions are conditioned upon their deductibility, under Code Section 404 and may be returned to the Employer if made in excess of the amount deductible by the Employer for its taxable year, or (ii) made because of a reasonable mistake as to the facts and circumstances existing at the time the Employer Contribution was calculated; provided, however, that such return is limited, respectively, to that portion in excess of the amount deductible for the Employer's taxable year which is not necessary to enable the Trustee(s) to make Securities Acquisition Loan payments, or that portion of the contribution attributable to a reasonable mistake of fact, and further provided that any such return must be made within one (1) year of the date the deduction was disallowed or the mistaken contribution was made.

          4.2  PARTICIPANT CONTRIBUTIONS.

               No Participant shall be required or permitted to make contributions to the Plan or Trust except, effective January 1, 1996, as provided in Section 4.6.

          4.3  INVESTMENT OF TRUST ASSETS.

               (a)  Authorized Investments

                    Trust Assets under the Plan will be invested primarily in Company Stock, to the extent that such stock is available on terms which, in the Committee's judgment, constitute a prudent investment of the Trust Assets. Employer Contributions, and all other Trust Assets, including cash dividends paid on Company Stock, may be used to acquire shares of Company Stock from Company shareholders (including former Participants) or from the Company, except that any Company Stock acquired with the proceeds of a Securities Acquisition Loan shall be limited to Employer Securities. Trust Assets not acquired with the proceeds of a Securities Acquisition Loan and Trust Assets subject to Section
                    10.1 may also be invested by the Trustee(s) in bank accounts, certificates of deposit, securities, or any other kinds of realty or personally appropriate for the Trust, in accordance with the terms of the Trust Agreement; or Trust Assets may be held in cash. Except as otherwise provided in subsection (b) below or pursuant to Section 10.1, all investments will be made by the Trustee(s) only upon the direction of the Committee. The Committee may direct that all Trust Assets be invested and held in Company Stock.
















                                         31a

               (b)  Initial Purchase

                    Notwithstanding subsection (a) above, the initial purchase by the Plan of approximately 20,000 shares of the common stock of the Company, as contemplated as of the date the WesBanco, Inc. Employee Stock Ownership Plan effective as of December 31, 1986, was originally adopted shall be effected by the Trustee(s) without direction from the Committee and pursuant to the Trustees' determination (in the exercise of its reasonable judgment and after appraisal by an Independent Appraiser) that such transaction is in the best interests of Participants and is in compliance with all applicable provisions of the Code and ERISA.

               (c)  Purchases Of Company Stock.

                    All purchases of Company Stock by the Trust will be made at a price(s), or at which, in the judgment of the Committee (or the Trustee(s) in the case of the purchase pursuant to subsection (b) above), do not exceed the fair market value of such Company Stock.
                    The determination of fair market value of Company Stock for all purposes under the Plan shall be made by the Committee or the Trustee(s), as the case may be, and, if such Company Stock is not readily tradable on an established securities market, based upon the value determined by an Independent Appraiser having expertise in rendering such valuations.

               (d)  Sales of Company Stock.

                    The Committee may direct the Trustee(s) to sell or resell shares of Company Stock to any person, including the Company, provided that any such sales to any Disqualified Person, including the Company, will be made at not less than the fair market value as determined in accordance with subsection (c) above and no commission is charged. Any such sale shall be made in conformance with Section 408(e) of ERISA. All sales of Company Stock by the Trustee(s) will be charged pro rata to the Company Stock Accounts of the Participants.

          4.4  PLAN LOANS

               (a) The Committee may direct the Trustee(s) to incur Plan loans from time to time to carry out the purposes of the Trust, provided that if the loan is a Securities Acquisition Loan, the terms of the loan must comply with the following requirements:

                    (i)   any such loan shall be for a specified term;

                   (ii)   shall bear a reasonable rate of interest;

                  (iii) shall not be payable on demand except in the case of default; and

                   (iv) may be secured by a collateral pledge of the Employer Securities so acquired.

               (b) Any such loan shall be primarily for the benefit of Plan Participants and their Beneficiaries. No other Trust Assets may be pledged as collateral by the Trustee(s), and no lender shall have recourse against Trust Assets other than any shares of Employer Securities remaining subject to pledge. Any pledge of Employer Securities must provide for the release of shares so pledged pursuant to either the "General Rule' or the "Special Rule" set forth in Article V. Repayments of principal and interest on any Securities Acquisition Loan shall be made by the Trustee(s) (as directed by the Committee) only from Employer Contributions in cash to the Trust, from any cash dividends received by the Trust on such Employer Securities or from any earnings attributable to the investment of Employer Contributions made to the Trust to meet its obligations under the Securities Acquisition Loan. The proceeds of a Securities Acquisition Loan may be used only to acquire Employer Securities, to repay such loan or to repay a prior Securities Acquisition Loan. The protections and rights described in this Section 4.4 are nonterminable. Should this Plan cease to be an employee stock ownership plan, or should the Securities Acquisition Loan be repaid, Employer Securities acquired with the proceeds of a Securities Acquisition Loan will continue after the Securities Acquisition loan is paid to be subject to the provisions of this Section 4.4.

               (c) In the event of default upon a Securities Acquisition Loan, the value of Plan assets transferred in satisfaction of the Securities Acquisition Loan must not exceed the amount of default. If the lender is a Disqualified Person, a Securities Acquisition Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Securities Acquisition Loan. For purposes of this subsection (c), the making of a guarantee does not make a person a lender.

               (d) Interest earned on any Securities Acquisition Loan made by a bank, insurance company, regulated investment company, (as defined in Code Section 851) or corporation actively engaged in the business of lending money shall qualify for the fifty percent (50%) exclusion from gross income under Section 133 of the Code to the extent the loan proceeds are paid to the Plan or are paid to the Company and in turn loaned by the Company to the Plan. Effective for Securities Acquisition Loans made after November 18, 1989, to qualify for the foregoing interest exclusion, immediately after the transaction this Plan must own more than fifty percent (50%) of each class of outstanding stock of the Company or the total value of all outstanding stock of the Company. The proceeds of the Securities Acquisition Loan must be used to acquire Employer Securities. If the proceeds of the loan are in turn lent to the Plan, the repayment terms must be substantially similar to the terms of the loan to the Company. Notwithstanding the foregoing, the loan from the Company to the Plan may provide for more rapid repayment of principal and interest, but only if the allocation attributable to such repayments does not discriminate in favor of Highly Compensated Employees and the total commitment period of the loan to the Company does not exceed seven (7) years. Any "immediate allocation loan" shall also qualify for the fifty percent (50%) exclusion from gross income under
                    Section 133 of the Code, provided that the commitment period of the loan does not exceed seven (7) years. An "immediate allocation loan" refers to any loan to the Company to the extent that Employer Securities in an amount equal to the loan are transferred to the Plan within thirty (30) days and are allocated to the Participants in the Plan within one (1) year of the loan. Interest earned on any Securities Acquisition Loan made by the Company or by any member of a controlled group of companies which includes the Company shall not qualify for such interest exclusions.

               (e) If the interest exclusion under Section 133 of the Code is utilized as described under subsection (d) above, then the Plan shall provide for full pass-through of voting rights on all allocated stock to Participants. If this Plan acquires convertible preferred stock, such convertible preferred stock shall carry voting rights equivalent to the stock into which it may be converted.

               (f)  Estate Tax Assumption or Exclusion

                    (i) Upon direction from the Board of Directors, the Committee and the Trustee(s) shall be authorized to (i) assume part or all of the federal estate tax liability (reduced by the sum of the credits allowable against such tax) of a deceased shareholder of the Company in exchange for an equivalent dollar value of Employer Securities, or (ii) to purchase part or all of the Employer Securities held by the estate of a deceased shareholder; provided that the executor of the shareholder's estate shall file with the Secretary of the Treasury a written agreement by the Employer consenting to the application of
                          Section 4979A of the Code to such Employer.

                   (ii) If the executor elects to have the portion of the estate tax attributable to the interest in a closely held business assumed by the Plan, then the Committee may elect on or before the due date (including extensions) for filing the federal estate tax return, to pay part or all of said tax in installments under the provisions of Section 6166 of the Code, provided that payment of said estate tax shall be guaranteed by the Company.

                  (iii) If the executor elects to sell part or all of the Employer Securities held by the estate to the Plan, then the estate may exclude fifty percent (50%) of the proceeds from the taxable estate, provided that the proceeds are received by the estate on or before the due date (including extensions) for filing the federal estate tax return, and provided that the sale occurs before December 31, 1991.

               (g)  Nonrecognition of Gain

                    (i) There shall be no recognition of gain upon a sale of Employer Securities to the Plan if:

                          (1) Qualified Employer Securities are purchased from a shareholder;

                          (2) after the purchase the Plan owns at least thirty percent (30%) of each class of outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), or thirty percent (30%) of the total value of all outstanding stock of the Company (other than preferred stock described in Section 1504(a)(4) of the
                               Code);

                          (3) the seller purchases Qualified Replacement Property within three (3) months prior to the sale or within twelve (12) months after the sale;

                          (4) on or before the time (including extension) for filing such Participant's income tax return, the seller files with the Internal Revenue Service (hereinafter referred to as the "IRS") a written statement verified by the Company, regarding the terms of the sale; and

                          (5)  the Plan complies with the allocation
                               limitations set forth in Section 5.5.

                   (ii) If, during the three (3) year period after the Plan acquires Qualified Employer Securities in a transaction in which gain is not recognized, the Plan disposes of part or all of such Qualified Employer Securities, the Company shall be liable for a tax equal to ten percent (10%) of the amount realized upon the disposition, unless such disposition is made to a Participant (or such Participant's Beneficiary) or by reason of such Participant's death, Permanent Disability, Retirement after age 59-1/2, or Break in Service.

               (h)  Excess Asset Rollovers

                    Any rollover of excess assets from a terminated qualified pension plan to this Plan prior to January 1, 1989, shall be exempt from the ten percent (10%) excise tax on employer reversion under Section 4980 of the Code provided that such funds are, within ninety (90) days of the transfer, used to purchase Employer Securities or to repay Securities Acquisition Loans, the Employer Securities which are acquired remain in the Plan until distribution to Participants in accordance with the Plan, at least half of the participants in the terminated pension plan are Participants in this Plan as of the close of the first Plan Year for which an allocation is required, and the portion of the rollover which is not allocated (by reason of the limitations of Section 415 of the Code) in the Plan Year in which the rollover occurs:

                    (i) is credited to a Suspense Account and allocated to Participants no less rapidly than ratably over a period not exceeding seven (7) years; and

                    (ii) when allocated, is treated as an Employer Contribution for purposes of Section 415(c); provided, however, that the value of the stock for purposes of Section 415(c) shall be based on the value of such stock as of the time such securities were credited to the Suspense Account, and provided, further, that no additional Employer Contributions to the Plan shall be permitted until all such securities have been allocated.

          4.5  OTHER CONTRIBUTIONS

               (a) This Section 4.5 shall be effective on or after January 1, 1996.

               (b) The Employer shall, during a Plan Year, contribute the following to the Plan:

                    (i)   Matching Employer Contributions:

                          (A) Matching Employer Contributions for each Participant shall be equal to fifty percent (50%) of the first two percent (2%) of Salary Deferral Contributions under Section
                               4.6 and twenty-five percent (25%) of the next two percent (2%) of Salary Deferral Contributions under Section 4.6. No Matching Employer Contribution will be made for any Salary Deferral Contribution in excess of four percent (4%) of Compensation. The Company reserves the right to modify Matching Employer Contributions. In such event, Matching Employer Contributions shall be at the discretion of the Board of Directors of the Company both as to amounts and the circumstances under which such Matching Employer Contributions shall be made.

                          (B) Matching Employer Contributions shall be calculated for each Participant with respect to each pay period. The Participant must be employed with the Employer on the last day of the last payroll period of each calendar quarter to receive an allocation of a Matching Employer Contribution to such Participant s Matching Employer Contribution Account. For those Participants who are employed on the last day of the last payroll period of each calendar quarter, the total of such Participants accounts shall be deposited to the Trust on a quarterly basis. For purposes of this Section 4.5 and Section 4.7, the Participant s Matching Employer Contribution Account shall mean that Account to which is credited the Participant s Matching Employer Contributions.

                          (C) The Employer may elect to treat Matching Employer Contributions as Salary Deferral Contributions, subject to the same full vesting and distribution requirements as Salary Deferral Contributions, for purposes of the nondiscrimination test under Section 4.6(c), so that they are qualified matching contributions under Treasury Regulation
                               Section 1.401(k)-1(g)(13)(i).

                                         37a
                   (ii) Salary Deferral Contributions: For each Participant employed by the Employer, Salary Deferral Contributions shall be determined according to such Participant s salary deferral election for such year under Section 4.6 below. Such contribution is for allocation, in accordance with Article IV, to the Participant s Salary Deferral Contribution Account. For purposes of this Section 4.5 and Section 4.6 the Participant s Salary Deferral Contribution Account shall mean the Account to which is credited the Participant s Salary Deferral Contributions.

                  (iii)   Deductibility of Employer Contribution:
                          Notwithstanding the foregoing, the Employer s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Section 404 of the Code, except to the extent that the Employer is required to provide a minimum allocation for a top heavy plan pursuant to Article XIII.































                                         37b

          4.6  SALARY DEFERRAL ELECTIONS

               (a)  This Section 4.6 is effective on or after January 1,
                    1996.

               (b)  Election Procedures

                    (i) Each Participant shall enter into a written salary deferral agreement with such
                           Participant s Employer which shall provide that the Participant elects to defer (on a pre-tax basis) a portion of his Covered Compensation equal to a whole percentage of his Covered Compensation of a minimum of one percent (1%) and up to a maximum of fifteen percent (15%). The Company reserves the right to modify the percentage available to all Participants eligible for salary deferral under the Plan. In such event, such whole percentage shall be determined by the Company and shall be applied equally to all Participants in a uniform and nondiscriminatory manner. However, in no event shall such total salary deferrals exceed the lesser of the maximum permissible salary deferral determined in accordance with subsection (c) below or seven thousand dollars ($7,000), as indexed under Section 415(d) of the Code, and the regulations thereunder. The calculation of the Participant s Salary Deferral Contribution shall be made with respect to each pay period and deposited to the Trust on a pay by pay basis.

                  (ii) A salary deferral agreement shall be entered into on such forms and at such times as the Committee may prescribe, and shall be effective as provided herein on a Plan Year basis. Participants may discontinue salary deferrals at any time, and any initial election of salary deferrals or change in the amount of salary deferrals shall be effective on the January 1, April 1, July 1 or October 1 next following such initial election or change provided that written notice of such initial election or change is received no later than the fifteenth (15th) day of the month immediately preceding such effective date. If any Participant fails to make a new election as to salary deferral for any calendar quarter, the Committee shall deem his election to be the same as for the prior calendar quarter.


                                         37c

                  (iii) If a Participant in any calendar year contributes amounts in excess of the dollar limitations specified in Section 415(d) of the Code (hereinafter referred to as "excess deferral amount"), such income derived from such excess deferral amount shall be distributed to the Participant by the Committee no later than the first April 15th following the close of the Participant s taxable year for which the contribution was made.

                           (A) The Participant must notify the Committee,
                               on a form provided by the Committee, of any excess deferral amount attributable to contributions made to a qualified plan other than this Plan no later than March 15th following the calendar year for which the contribution was made.

                           (B) Earnings allocable to the excess deferral
                               amount shall be equal to the sum of the
                               allocable gain or loss for the taxable year of the Participant. The Committee reserves the right to include, for a Plan Year, the earnings allocable to the excess deferral amount between the end of the taxable year and the date of the distribution. Any income which is included for the period between the end of the taxable year and the date of distribution shall be calculated as provided in subsection (iv) below. The term "income" includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuities and life insurance contracts and other property without regard to whether such appreciation has been realized. The earnings attributable to the excess deferral amount for the taxable year are determined by multiplying the total earnings or loss for the taxable year by a fraction. The numerator of the fraction is the amount of excess deferrals made by the Participant for the taxable year. The denominator of the fraction is the sum of the total account balance of the Participant attributable to the Salary Deferral Contributions as of the beginning of the taxable year of the Participant plus the Participant s Salary Deferral Contributions for the taxable year of the Participant.

                                         37d

                   (iv) If amounts are withdrawn after the end of the taxable year of the Participant, and if the Committee so provides, earnings allocable to the excess deferral amounts for the period between the end of the taxable year of the Participant and the date of distribution, shall be included and shall be calculated under a reasonable method as determined by the Committee provided that such reasonable method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants Accounts, pursuant to the Treasury Regulations under Section 401(k) of the Code.

               (c) Nondiscrimination tests - Salary Deferrals: Each Plan Year, the Trustees or such other person or entity that the Committee may designate, shall determine:

                    (i) the "actual deferral percentage" for each Employee who is eligible for salary deferrals, whether or not such salary deferral election is made, which shall be the ratio of the amount of such Employee's Salary Deferral Contributions and Matching Employer Contributions (at the option of the Employer) which qualify as qualified matching contributions under Treasury Regulation Section 1.401(k)-1(g)(13)(i), for such Plan Year to the Employee's Compensation for such Plan Year.

                   (ii) the "Non-Highly Compensated Employees' group deferral percentage," which shall be the average of the ratios, calculated separately for each Non-Highly Compensated Employee of the "actual deferral percentage" for all Non-Highly Compensated Employees then eligible for salary deferrals whether or not such salary deferral election was made;

                  (iii) the "Highly Compensated Employees' group actual deferral percentage," which shall be the average of the ratios calculated separately for each Highly Compensated Employee, of the "actual deferral percentages" for all Highly Compensated Employees then eligible for salary deferrals.

                   (iv) Notwithstanding anything contained herein to the contrary, the determination and treatment of Salary Deferral Contributions and the "actual deferral percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (v) In no event shall the "Highly Compensated Employee group deferral percentage" exceed the greater of:

                           (A) a deferral percentage equal to one and
                               one-quarter

                                         37e
                               1.25) times the "Non-Highly Compensated
                               Employees' group deferral percentage"; or

                           (B) a deferral percentage equal to two (2) times
                               the Non-Highly Compensated Employees' group deferral percentage" but not more than two
                               (2) percentage points greater than the
                               "Non-Highly Compensated Employees' group deferral percentage," or such lesser amount determined pursuant to regulations under
                               Section 401(k) of the Code to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                   (vi) If the above nondiscrimination tests would otherwise be violated as of the end of the Plan Year, then the salary deferrals included in the "Highly Compensated Employees' group deferral percentage" may be revoked or modified to the extent necessary to comply with such nondiscrimination tests. For the purpose of determining the "actual deferral percentage" of a Participant who is a "five percent owner" or a Highly Compensated Employee who is one of the top ten (10) Highly Compensated Employees, the Salary Deferral Contribution and Matching Employer Contribution (at the option of the Employer) and Compensation of such Participant shall include the Salary Deferral Contributions and Matching Employer Contributions (at the option of the Employer) and Compensation of Family Members; and such affected Family Members shall be disregarded in determining the "actual deferral percentage" for Participants who are Non-Highly Compensated Employees. For purposes of this Section 4.6, "Family Member" shall mean an individual described in Section 414 (q)(6)(B) of the Code, except that for purposes of determining a Highly Compensated Employee's Compensation, "Family Member" means an individual described in Section 401(a)(17) of the Code. Matching Employer Contributions used to satisfy the nondiscrimination tests under this subsection (c) shall be qualified matching contributions as defined under Treasury Regulation 1.401(k)-1(g)(13)(i).

                  (vii) Notwithstanding any other provision of the Plan, the Committee shall distribute to a Participant any excess elective contributions and any income allocable thereto within two and one-half (2-1/2) months after the end of the Plan Year for which the contribution was made. In the event that any excess elective contributions (and any income allocable thereto) are not distributed within such two and one-half (2-1/2) month period, in no event shall such excess elective contributions be distributed later than twelve (12) months following the close of the Plan Year. For purposes of this subsection (c), "excess elective contributions" shall mean Salary Deferral

                                         37f
                           Contributions in excess of the nondiscrimination limitations as stated in this Section 4.6, including any qualified matching contributions as defined under Treasury Regulation 1.401(k)-1(g)(13)(iii). The amount of the "excess elective contributions" of the Highly Compensated Employees to whom the "excess elective contributions" are to be distributed shall be determined by reducing Salary Deferral Contributions in order of "actual deferral percentages", beginning with the highest of such percentage and continuing until no "excess elective contribution" remains.

                 (viii) Earnings allocable to the "excess elective contributions" shall be equal to the sum of the allocable gain or loss for the Plan Year. The Committee reserves the right to include, for a Plan Year, the earnings allocable to the "excess elective contributions" for the period between the end of the Plan Year and the date of distribution. Any income which is included for the period between the end of the Plan Year and the date of distribution shall be calculated as provided in subsection (ix) below. The term "income" includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuities and life insurance contracts and other property without regard to whether such appreciation has been realized. The earnings attributable to the "excess elective contributions" for a Plan Year are determined by multiplying the total earnings or loss earned for the Plan Year by a fraction. The numerator of the fraction is the amount of "excess elective contributions" made by the Participant for the Plan Year. The denominator of the fraction is the sum of the total account balance of the Participant attributable to the Salary Deferral Contributions and any qualified matching contributions as of the beginning of the Plan Year plus the Participant s Salary Deferral Contribution. If the Committee exercises its right to include the earnings allocable to "excess elective contributions" for the period between the end of the Plan Year and the date of distribution, income earned during such period shall be equal to ten percent (10%) of the income allocable to "excess elective contributions" for the preceding Plan Year multiplied by the number of calendar months that have elapsed since the end of the Plan Year. A corrective distribution made on or before the fifteenth (15th) day of the month will be treated as made on the last day of the preceding month. A distribution made after the fifteenth
                           (15th) day of the month will be treated as made on the first day of the next month.

                   (ix) If the amounts are withdrawn after the end of the Plan Year, and if the Committee so provides, earnings allocable to the "excess elective contributions" for the period between the end of the Plan Year and the date

                                         37g
                           of distribution shall be included in such amounts and shall be calculated under a reasonable method as determined by the Committee, provided that such reasonable method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants Accounts, pursuant to the Treasury Regulations under
                           Section 401(k) of the Code.

          4.7  MATCHING EMPLOYER CONTRIBUTIONS

               (a)  This Section 4.7 is effective on or after January 1,
                    1996.

               (b)  Nondiscrimination Tests - Matching Contributions:
                    Subject to subsection (c) below, each Plan Year, the Trustee or other such person or entity as the Committee may designate shall determine:

                    (i) the "actual contribution percentage" for each Employee who is then eligible to receive Matching Employer Contributions, which shall be the ratio of the sum of the amount of such Matching Employer Contributions for such Plan Year to the Employee's Compensation for such Plan Year;

                   (ii) the Non-Highly Compensated Employees' group contribution percentage", which shall be the average of the ratios, calculated separately for each Non-Highly Compensated Employee, of the "actual contribution percentage" for all Non-Highly Compensated Employees then eligible to receive Matching Employer Contributions;

                  (iii) the "Highly Compensated Employees" group contribution percentage", which shall be the average of the ratios, calculated separately for each Highly Compensated Employee, of the "actual contribution percentages" for all Highly Compensated Employees then eligible to receive Matching Employer Contributions. In no event shall the "Highly Compensated Employees" group contribution percentage" exceed the greater of:

                           (A) a contribution percentage equal to one and





                                         37h
                               one quarter (1.25) times the "Non-Highly
                               Compensated Employees" group contribution percentage"; or

                           (B) a contribution percentage equal to two (2)
                               times the "Non-Highly Compensated Employees' group contribution percentage" but not more than two (2) percentage points greater than the "Non-Highly Compensated Employees' group contribution percentage".

                   (iv) All or part of Salary Deferral Contributions that meet the requirements of Section 4.6(c) made by Non-Highly Compensated Employees may be used to the extent necessary to satisfy the requirements above if the conditions of Treasury Regulation Section 1.401(m)-1(b)(2) are met.

                    (v) For purposes of determining the "actual contribution percentage" of a Participant who is a "five percent owner" or a Highly Compensated Employee who is one of the top ten (10) Highly Compensated Employees, the Matching Employer Contributions of such Participant shall include the Matching Employer Contributions and Compensation of Family Members; and such Family Members shall be disregarded in determining the "actual contribution percentage" for Participants who are Non-Highly Compensated Employees. For purposes of this Section 4.7, "Family Member" shall mean an individual described in Section 414(q)(6)(B) of the Code, except that for purposes of determining a Highly Compensated Employee s Compensation, "Family Member" means an individual described in Section 401(a)(17) of the Code.

                   (vi) Notwithstanding any other provisions of the Plan, the Committee shall distribute to a Participant his excess contributions (and any income allocable thereto) within two and one-half (2-1/2) months after the end of the Plan Year (i.e., on or before the 15th day of March) for which the contribution was made. In the event that any excess contributions (and any income allocable thereto) are not distributed within such two and one-half (2-1/2) month period, in no event shall such excess contributions be distributed later than twelve
                           (12) months following the close of the Plan
                           Year.  Excess


                                         37i
                           contributions which are forfeitable (and income attributable thereto) shall be used to reduce Matching Employer Contributions for the Plan Year. For the purposes of this Section 4.7, "excess contributions" shall mean the amount of Matching Employer Contributions in excess of the nondiscrimination limitations stated in this
                           Section 4.7(b).  The amount of the excess
                           contribution of the Highly Compensated Employee to whom the excess contributions are to be distributed shall be determined by reducing Matching Employer Contributions of Highly Compensated Employees in order of the actual contribution percentages, beginning with the highest of such percentages and continuing until no excess contribution remains.

                  (vii) Earnings allocable to excess contributions shall be equal to the sum of the allocable gain or loss for the Plan Year. The Committee reserves the right to include, for a Plan Year, the earnings allocable to excess contributions for the period between the end of the Plan Year and the date of distribution. Any income which is included for the period between the end of the Plan Year and the date of distribution shall be calculated as provided in subsection (x) below. The term "income" includes all earnings and appreciation including such items as interest, dividends, rents, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuities and life insurance contracts, and other property without regard to whether such appreciation has been realized.
                           The earnings allocable to the excess
                           contributions for a Plan Year are determined by multiplying the total earnings or loss earned for the Plan Year by a fraction. The numerator for the fraction is the amount of excess contributions made by the Participant for the Plan Year. The denominator of the fraction is the sum of the total account balance of the Participant attributable to Matching Employer Contributions as of the beginning of the Plan Year plus Matching Employer Contributions for the Plan Year.

                 (viii) If the amounts are withdrawn after the end of the Plan Year, if the Committee so provides, earnings allocable to excess contributions for the period between the end of the Plan Year and the date of distribution shall be included in such amounts and shall be calculated under a reasonable method as determined by the

                                         37j

                           Committee provided such method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and is used by the Plan for allocating income to the Participants Accounts pursuant to the Treasury Regulations under Section 401(m) of the Code.

               (c) Prohibition of the Multiple Use of the Alternative Methods of Compliance.

                    (i) General Rules: Effective for Plan Years beginning after December 31, 1988, this Plan will be prohibited from the multiple use of alternative limitations as defined in subsection
                           (iii) below and must use the limitations under subsection (iv) to pass the non-discrimination tests under Section 4.6(c) and Section 4.7(b), if both of the following conditions are satisfied:

                           (A) one or more Highly Compensated Employees are
                               eligible for and contribute or receive an allocation of Salary Deferral Contributions and Matching Employer Contributions; and

                           (B) the sum of the "actual deferral percentage"
                               of the entire group of eligible Highly
                               Compensated Employees and the "actual
                               contribution percentage" of the entire group of eligible Highly Compensated Employees exceeds the aggregate limit of subsection
                               (iv) below.

                   (ii) Permitted Adjustments: The "actual deferral percentage" and the "actual contribution percentage" of eligible Highly Compensated Employees shall be determined after any corrective distribution of excess deferral amounts and excess contributions.

                  (iii) Alternative Limitation Definition: For purposes of this subsection (c), the term "alternative limitation" means the two hundred percent (200%) limit or two (2) percentage point limit contained in Section 401(k)(3)(A)(ii)(II) and
                           Section 401(m)(2)(A)(ii) of the Code,
                           respectively.

                   (iv) Permitted Limitations: For purposes of this subsection (c), the permitted


                                         37k
                           aggregate limit is the greater of:

                           (A) the sum of:

                               (i)  125 percent of the greater of:

                                    (1)  the "actual deferral percentage"
                                         of the group of Non-Highly
                                         Compensated Employees; or

                                    (2)  the "actual contribution
                                         percentage" of the group of
                                         Non-Highly Compensated Employees;
                                         and

                               (ii) two percentage points plus the lesser
                                    of subsection (1) or subsection (2)
                                    above. In no event shall this amount
                                    exceed two hundred percent (200%) of
                                    the lesser of subsection (1) or
                                    subsection (2) above;

                                          OR

                           (B) the sum of:

                               (i)  125 percent of the lesser of:

                                    (1)  the "actual deferral percentage"
                                         of the group of Non-Highly
                                         Compensated Employees; or

                                    (2)  the "actual contribution
                                         percentage" of the group of
                                         Non-Highly Compensated Employees ;
                                         and

                               (ii) two percentage points plus the greater
                                    of subsection (1) or subsection (2)
                                    above.  In no event shall this amount
                                    exceed two times the greater of
                                    subsection (1) or subsection (2) above.

                    (v) Corrective Distributions: If a multiple use of the alternative limitation occurs as described above, such multiple use shall be corrected by reducing the "actual contribution percentages" for all Highly Compensated Employees, as needed.






                                         37l

               (d) If for any Plan Year, a Participant s allocations under the Plan cannot be credited to his Accounts because of the limitations imposed by Section 404 or 415 of the Code, his allocation will be reduced first by the amounts attributable to Salary Deferral Contributions until the limitations imposed by Section 404 or 415 of the Code are satisfied. If the reduction of amounts attributable to Salary Deferral Contributions does not satisfy the limitations imposed by Section 404 or 415 of the Code, then his allocation for the Plan Year will be reduced by amounts attributable to Matching Employer Contributions until the limitations imposed by Section 404 or 415 of the Code are satisfied. Those amounts of contributions that are not credited to a Participant s Accounts because of limitations imposed by Section 404 or 415 of the Code will be refunded to the Participants.

                    Those amounts of Matching Employer Contributions that cannot be credited to a Participant s Accounts will be used to reduce the amount of Matching Employer Contributions required of the Employer. If, after all reallocations are made, any portion or all Matching Employer Contributions cannot be used, such amount shall be refunded to the appropriate Employer as permitted and in accordance with the terms of this Plan.


















                                         37m

          4.8  INVESTMENT OPTIONS

               (a) This section 4.8 is effective on or after January 1, 1996.

               (b) The Participant may select the percentage in one percentage (1%) increments, of each Participant s Salary Deferral Contributions Account, rollover contributions and Matching Employer Contributions Account to be invested in the investment options listed in subsection (d) below.

               (c) The Trustee(s) shall value the investment funds in subsection (d) below on the Valuation Date. There shall be allocated to the Accounts of each Participant his proportionate to share of the increase or decrease in the fair market value of the Participant s Salary Deferral Contribution Account, rollover contribution account and Matching Employer Contribution Account in each of the funds, determined by the Employer in a uniform and nondiscriminatory manner. When an event requires a determination of the value of the Participant's Salary Deferral Contribution Account, rollover contribution account and Matching Employer Contribution Account, the value shall be determined as of the Valuation Date coincident with or immediately preceding the date of determination.

               (d) Subject to subsection (e) below, the investment funds maintained in the Trust shall be:

                    (i)    Federated Prime Obligations Fund
                    (ii)   WesBanco Wheeling Fixed Income Fund
                    (iii)  WesBanco Wheeling Equity Fund
                    (iv)   Neuberger & Berman Guardian Fund
                    (v)    Brandywine Fund
                    (vi)   Templeton Foreign Fund
                    (vii)  WesBanco Stock Fund

               (e) The Company reserves the right to modify the investment options maintained in the Trust, including but not limited to, the addition or deletion of any investment option.










                                         37n

               (f) The Participant must designate his/her investment election on such form(s) as the Company may prescribe and follow such administrative procedures as the Company may determine. Any direction by the Participant for investment of such Participant s Account(s) shall be deemed to be a continuing direction until changed. An investment direction or a change in investment direction can be made and will be effective with the first payroll period ending after each calendar quarter. Investment changes are permitted based upon uniform and consistent procedures applied as to all Participants established by the Company. The Participant shall provide written notice of changes in his investment direction, and such notice must be received by the Committee on a form furnished by the Committee, by at least the fifteenth (15th) day of the calendar month preceding the effective date of the direction or the change of direction.

               (g) The Trustee shall accept direction from Participants as to the investment of such portions of his Salary Deferral Contribution Account, rollover contribution account, and Matching Employer Contribution Account and in such investments as permitted under the provisions of this Plan. Such directions must be followed by the Trustee. Neither the Trustee nor any other persons including the Committee shall be under any duty to question any such direction of the Participant or to review any property or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. The Trustee shall not be responsible or liable for any loss or expense which may result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee s refusal or failure to comply with any directions from the Participants. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute fiduciary discretion, deems such directions improper by virtue of applicable law.

               (h) This Plan intends to conform to the requirements of ERISA Section 404(c). Each Participant is solely responsible for the selection of his or her investment options. Each Participant and Beneficiary shall have a reasonable opportunity to submit investment instructions to the Committee and the Committee and the Trustee shall comply with such instructions. The Committee may impose reasonable restrictions on the frequency with which such instructions may be given.

               (i) The Trustee(s), the Committee and the officers, supervisors and other employees

                                         37o
                    of the Employer are not empowered to advise a Participant as to the manner in which such Participant s Accounts shall be invested. The fact that an investment option is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that investment fund.

               (j) The Participant shall receive a benefit statement on a quarterly basis detailing the investment gains or losses with respect to the Participant s Salary Deferral Contributions, rollover contributions, or Matching Employer Contributions.

          4.9  HARDSHIP WITHDRAWALS APPLICABLE TO SALARY DEFERRAL
               CONTRIBUTIONS

               (a) The Committee, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any calendar year up to 100% of his Salary Deferral Contribution Account valued as of the last Valuation Date, in the case of proven immediate and heavy financial need of the Participant and only to the extent such distribution is necessary to satisfy such financial need. Such distribution shall be limited to the Participant s Salary Deferral Contribution for all Plan Years.

               (b) A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                    (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant s spouse or any dependent of the Participant (as defined in Section 152 of the Code) or necessary for such individuals to obtain medical care (as defined in Section 213(d) of the Code);

                   (ii) purchase (excluding mortgage payments) of a principal residence of the Participant;

                  (iii) payment of tuition for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;

                   (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant s principal residence; or


                                         37p

                    (v) any other situations that the Commissioner of Internal Revenue Service may deem to be immediate and heavy financial needs.

               (c) A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need (except that the amount of the distribution may include any amount needed to pay any taxes which may be applicable to such distribution) or to the extent such need may be satisfied from other resources that are available to the Participant. This determination generally will be made on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Employer reasonable relies upon the Participant's representation that the need cannot be relieved:

                    (i) through reimbursement or compensation by insurance or otherwise;

                   (ii) by reasonable liquidation of a Participant s assets which would not itself cause an immediate and heavy financial need;

                  (iii) by cessation of Salary Deferral Contributions under the Plan; or

                   (iv) by other distributions or non-taxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

               (d) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

                    (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                   (ii) the Participant has obtained all distributions, other than hardship distributions and all non-taxable loans currently available under all plans maintained by the Employer;

                  (iii) the Plan and all other plans maintained by the Employer provide that the Participant s Salary Deferral Contributions (and elective contributions under all other plans maintained by the Employer) will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

                   (iv) Salary Deferral Contributions (and elective contributions under other plans

                                         37q
                           of the Employer) made on the Participant s behalf for the Participant's taxable year immediately following the taxable year of hardship distribution may not exceed the excess of the applicable limit under Section 402(g) of the Code for such next year less the amount of such Participant s Salary Deferral Contributions.

               (e) Notwithstanding anything contained in this Section 4.9 to the contrary, this Section 4.9 applies only to Salary Deferral Contributions under this Plan.










































                                         37r

                          ARTICLE V - ALLOCATION TO ACCOUNTS


          5.1  INDIVIDUAL ACCOUNTS.

               (a) Separate Company Stock Accounts, Other Investments Accounts, Salary Deferral Contribution Accounts, Matching Employer Contribution Accounts and rollover contribution accounts together with Diversified Accounts will be established to reflect Participants' interests under the Plan. Records shall be kept by the Committee from which can be determined the portion of each Other Investments Account which at any time is available to meet Securities Acquisition Loan obligations and the portion which is not so available, as determined pursuant to Section 4.4.

               (b)  Allowable Shares

                    (i) For purposes of this Section 5.1 and Section 5.2, a Participant's allocable share of Employer Contributions and Forfeitures for a Plan Year shall be determined by multiplying the aggregate of the amounts to be allocated to the Company Stock Accounts or Other Investments Accounts times a fraction, the numerator of which is the Participant's total Covered Compensation for such Plan Year and the denominator of which is the aggregate Covered Compensation of all Participants entitled to an allocation for such Plan Year.

                    (ii) Except for reasons of death, Permanent Disability, Approved Absence or Retirement, a Participant must complete at least one thousand (1,000) Hours of Service in the Plan Year and must have not incurred a Termination of Service prior to the Anniversary Date in order to share in the allocation of Employer Contributions and Forfeitures for such Plan Year.













                                         38a

          5.2  COMPANY STOCK ACCOUNT

               (a) The Company Stock Account of each Participant will be credited as of each Anniversary Date with such Participant's allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Company, with Forfeitures of Company Stock and with stock dividends on Company Stock held in such Participant's Company Stock Account. Employer Securities acquired by the Trust with the proceeds of a Securities Acquisition Loan shall be credited to a Suspense Account. For each Plan Year during the duration of the Securities Acquisition Loan, the number of shares of Employer Securities to be released from said Suspense Account and allocated to the Company Stock Accounts of Participants shall be determined pursuant to either the "General Rule" or the "Special Rule" described below as selected by the Committee for each Securities Acquisition Loan. Except as provided subsection
                    (a)(iii), once the Committee has selected either the General Rule or the Special Rule, such General Rule or Special Rule shall be used exclusively for the allocation of shares of Employer Securities purchased with the proceeds of a particular Securities Acquisition Loan.

                    (i)    General Rule:

                           For each Plan Year during the duration of the Securities Acquisition Loan, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

                           (1) the numerator of which is the amount of
                               principal and interest paid for the Plan
                               Year; and

                           (2) the denominator of which is the sum of the
                               numerator plus the principal and interest to be paid for all future years.

                   (ii)    Special Rule:

                           (1) For each Plan Year, the Committee shall
                               withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

                               (A)  the numerator of which is the amount of
                                    principal paid for the Plan Year; and

                               (B)  the denominator of which is the sum of
                                    the numerator plus the principal to be
                                    paid for all future Plan Years.

                           (2) The Committee may select the Special Rule
                               only if:

                               (A)  the Securities Acquisition Loan
                                    provides for annual payments of
                                    principal and interest at a cumulative
                                    rate which is not less rapid at any
                                    time than level annual payments of such
                                    amounts for ten (10) years;

                               (B)  the interest included in any payment is
                                    disregarded only to the extent that it
                                    would be determined to be interest
                                    under standard loan amortization
                                    tables; and

                               (C)  by reason of a renewal, extension or
                                    refinancing, the sum of the expired
                                    duration of the original loan, any
                                    renewal period, any extension period
                                    and the duration of any new loan does
                                    not exceed ten (10) years.

                       (iii) In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

                           (1) the number of future years under the
                               Securities Acquisition Loan must be
                               definitely ascertainable and must be
                               determined without taking into account any possible extensions or renewal periods;

                           (2) if the Securities Acquisition Loan provides
                               for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

                           (3) if the Employer Securities allocated to the
                               Suspense Account includes more than one
                               class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Suspense Account must be determined by applying the applicable fraction provided for above to each such class.

               (b) Allocations of Company Stock shall be reflected separately for each class of Company Stock and the Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Company Stock Account.

          5.3  OTHER INVESTMENTS ACCOUNT

               The Other Investments Account of each Participant will be credited or debited as provided in Section 5.6. Allocation of Employer Contributions and Forfeitures shall be made on each December 31. Each such Other Investments Account will be debited with its share of any cash payments for the acquisition of Company Stock for the benefit of Company Stock Accounts or for any repayment of principal and interest on any Securities Acquisition Loan or other debt chargeable to Participants' Company Stock Accounts; provided that only the portion of each Other Investments Account which is available to meet obligations under Securities Acquisition Loans shall be used to pay principal or interest on a Securities Acquisition Loan.










                                         41a

          5.4  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

               (a)  The allocation shall be made as follows:

                    (i)    Employer Contributions

                           (1) Employer Contributions shall be allocated as
                               of each Anniversary Date among the Accounts of Participants in the Plan in the proportion that each such Participant's Covered Compensation for the Plan Year bears to the total Covered Compensation of all such Participants for that Plan Year.
                               Shares of Company Stock released from
                               suspense (as provided in Section 5.2) by reason of the payment of interest and principal on a Securities Acquisition Loan shall be allocated as of each Anniversary Date among the Accounts of Participants in the Plan in the proportion that each such Participant's Covered Compensation bears to the total Covered Compensation of all such Participants for that year.

                           (2) Notwithstanding anything contained in this
                               subsection (i) to the contrary, except for reasons of death, Permanent Disability, Approved Absence or Retirement, a Participant must complete at least one thousand (1,000) Hours of Service in the Plan Year and have not incurred a Termination of Service prior to the Anniversary Date in order to share in the allocation of Employer Contributions and Forfeitures for such Plan Year.

                    (ii)   Forfeitures

                           Forfeitures shall be included in and be a part of Employer Contributions.

                   (iii)   Net Income or Loss of the Trust

                           The net income or loss of the Trust shall be determined as of the last day of each calendar quarter. Any stock dividends on shares of Company Stock held by the Trust shall be allocated to each Participant's Company Stock Account in the ratio in which the cumulative number of shares allocated to such Participant's Company Stock Account as of the beginning of the calendar quarter bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all

                                         42a

                           Participants as of that date.  Any cash
                           dividends shall be allocated to each
                           Participant's Other Investments Account in the ratio in which the cumulative number of shares allocated to such Participant's Company Stock Account as of the beginning of the calendar quarter bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. All other net income or loss shall be allocated to each Participant's Other Investments Account in the ratio in which the balance of such Participant's Other Investments Account as of the beginning of the calendar quarter bears to the sum of the balances of the Other Investments Accounts of all Participants on that date. For this purpose, Account balances shall be reduced by amounts distributed to Participants during the Plan Year. The net income or loss includes the increases or decreases in the fair market value of assets of the Trust, interest, dividends, other income and expenses attributable to assets in the Other Investments Accounts since beginning of the calendar quarter. Net income or loss does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan obtained by the Trust to purchase Company Stock. For purposes of distributions upon Termination of Service of the Participant s Company Stock Account and Other Investments Account, such accounts shall be credited with dividends paid between December 31 and the distribution date. For purposes of distributions upon Termination of Service of the Participant s Salary Deferral Contribution Account, Matching Employer Contribution Account and rollover contribution account, the distribution shall be based upon the immediately prior allocation balance without any increase due to any dividends paid between the last day of the calendar quarter and the distribution date.

          5.5  ALLOCATION LIMITATIONS

               (a)  Annual Addition.

                    (i)    Limitation

                           Notwithstanding any other provisions of the Plan, the "annual addition" to a Participant's Accounts, for any Plan Year commencing on or after January 1, 1987, shall not exceed an amount equal to:

                                         43a

                           (1) the lesser of:

                               (A)  $30,000 or, if greater, one-fourth
                                    (1/4) of the defined benefit dollar
                                    limitation in Section 415(b)(1) of the
                                    Code as in effect for the Plan Year; or

                               (B)  twenty-five percent (25%) of the
                                    Participant's "415 compensation" (as
                                    defined in subsection (iii) below) for
                                    the Plan Year; except that

                               (C)  notwithstanding the foregoing, the
                                    regular dollar limitation specified
                                    above (and any adjustments) may be
                                    increased by up to one hundred percent
                                    (100%) of said amount and a
                                    Participant's allocable share of
                                    Employer Contributions applied to the
                                    payment of interest on a Securities
                                    Acquisition Loan and Forfeitures of
                                    Employer Securities purchased with the
                                    proceeds of a Securities Acquisition
                                    Loan shall not be included as an
                                    "annual addition", provided that
                                    (i) the amount of Employer
                                    Contributions and Forfeitures allocated
                                    to a Participant's Accounts in excess
                                    of the regular dollar limitation above
                                    is in the form of Employer Securities
                                    (or cash used to purchase Employer
                                    Securities within thirty (30) days of
                                    the due date for filing the Company's
                                    federal income tax return for that
                                    year, including extensions of such
                                    date), and no more than one-third
                                    (1/3) of the Employer Contributions for
                                    that year is allocated to the Accounts
                                    of Highly Compensated Employees;

                                         LESS

                           (2) the sum of the following:

                               (A)  the amount of any employer
                                    contributions credited to the
                                    Participant's Account(s) for that Plan
                                    Year under any plan sponsored by any
                                    Affiliated Company other than this
                                    Plan;

                               (B)  the amount of any Forfeitures credited
                                    to the Participant's Account(s) for
                                    that Plan year under any plan sponsored
                                    by any Affiliated Company other than
                                    this Plan; and

                               (C)  the amount of any employee after-tax
                                    contributions made by the Participant
                                    under any plan sponsored by any
                                    Affiliated Company other than this
                                    Plan.

                    (ii)   Definition.

                           (1) For purposes of this Section 5.5, "annual
                               addition" means with respect to any
                               Limitation Year the aggregate of amounts credited to a Participant's Account(s) from:


                               (A)  Employer Contributions, Salary Deferral
                                    Contributions, Matching Employer
                                    Contributions and Forfeitures under all
                                    defined contribution plans;

                               (B)  the amount of the Participant's
                                    employee after-tax contributions to a
                                    Plan, if any;

                               (C)  the amount of allocations to any
                                    individual medical account (as defined
                                    in Section 415(l)(2) of the Code) which
                                    is part of a defined benefit plan, if
                                    any, maintained by any Affiliated
                                    Company; and

                               (D)  the amount of contributions paid or
                                    accrued after December 31, 1985, in
                                    taxable years ending after such date
                                    that are attributable to
                                    post-retirement medical benefits
                                    allocated to the separate account of a
                                    Key Employee (as defined in
                                    Section 419A(d)(3) of the Code) under a
                                    welfare benefit fund (as defined in
                                    Section 419(e) of the Code) maintained
                                    by the Affiliated Employers; provided
                                    that Employees Contributions applied to
                                    the payment of interest on a Securities
                                    Acquisition Loan and Forfeitures of
                                    Employer Securities purchased with the
                                    proceeds of a Securities Acquisition
                                    Loan shall be excluded if no more than
                                    one-third (1/3) of the Employer
                                    Contribution for that Limitation Year
                                    is allocated to the Accounts of Highly
                                    Compensated Employees.

                                         45a

                           (2) Rollover contributions and earnings thereon,
                               if any, shall not be taken into account in determining the limitation of "annual additions."

                           (3) If for any Plan Year, a Participant's
                               allocations under the Plan cannot be
                               credited to such Participant's
                               Account(s) because of the limitations
                               imposed by this Section 5.5, such
                               Participant's allocation shall be reduced by the amounts attributable first to Salary Deferral Contributions, then Matching Employer Contributions, then Employer Contributions, then Forfeitures, plus the gains attributable thereto, until the limitations imposed by this Section 5.5 are satisfied.

                   (iii)   Compensation for Purposes of Section 415 of the
                           Code.

                           (1) For purposes of applying the limitation of
                               Section 415 of the Code, "415 compensation" shall include the Participant's wages, salaries, and fees for professional service and other amounts for personal services (without regard to whether or not an amount is paid in cash) actually rendered in the course of employment with any Affiliated Company maintaining the Plan to the extent that the amounts are includable in gross income, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, overtime, fringe benefits, reimbursements, and expense allowances, and, in the case of a Participant who is an Employee within the meaning of
                               Section 401(c)(1) of the Code and
                               regulations thereunder, the Participant's earned income (as described in
                               Section 401(c)(2) of the Code and the
                               regulations thereunder) paid during the
                               Limitation Year.








                                         46a

                           (2) In addition to the amounts in subsection
                               (i) above, "415 compensation" shall include:

                               (A)  amounts described in Sections
                                    104(a)(3), 105(a) and 105(h) of the
                                    Code, but only to the extent that
                                    amounts are includable in the gross
                                    income of the Employee;

                               (B)  amounts paid or reimbursed by the
                                    Employer for moving expenses incurred
                                    by the Employee, but only to the extent
                                    that these amounts are nondeductible by
                                    the Employee under Section 217 of the
                                    Code;

                               (C)  the value of a non-qualified stock
                                    option granted to an Employee by the
                                    Employer, but only to the extent that
                                    the value of the stock option is
                                    includable in the gross income of the
                                    Employee for the taxable year granted;
                                    and

                               (D)  the amount includable in the gross
                                    income of an Employeeupon making the
                                    election described in Section 83(b) of
                                    the Code.

                           (3) "415 compensation" shall exclude:

                               (A)  contributions made by any Affiliated
                                    Company to a plan of deferred
                                    compensation to the extent that, before
                                    the application of the limitation
                                    imposed by Section 415 of the Code, the
                                    contributions are not includable in the
                                    gross income of the Employee for the
                                    taxable year in which contributed;

                               (B)  employer contributions made on behalf
                                    of an Employee to a simplified employee
                                    pension plan described in
                                    Section 408(k) of the Code to the
                                    extent such contributions are
                                    deductible by the Employer or any
                                    Affiliated Company under
                                    Section 404(h) of the Code;

                               (C)  any distributions from a plan of
                                    deferred compensation regardless of
                                    whether such amounts are includable in
                                    the gross income of the Employee when
                                    distributed, except any amounts
                                    received by an Employee pursuant to an
                                    unfunded non-qualified plan to the
                                    extent such amounts are includable in
                                    the gross income of the Employee;

                               (D)  amounts realized from the exercise of a
                                    stock option or when restricted stock
                                    (or property) held by an Employee
                                    either becomes freely transferable or
                                    is no longer subject to a substantial
                                    risk of forfeiture;

                               (E)  amounts realized from the sale,
                                    exchange or other disposition of stock
                                    acquired under a qualified stock
                                    option; and

                               (F)  other amounts that receive special tax
                                    benefits, such as premiums for group
                                    term life insurance (but only to the
                                    extent that the premiums are not
                                    includable in the gross income of the
                                    Employee).

               (b)  Combined Plan Limitations

                    (i)    Limitation

                           This Section 5.5(b) shall be applicable only if the Employer maintains a defined benefit plan. If a Participant in this Plan is also a participant in a defined benefit plan sponsored by any Affiliated Company and the sum of such Participant's Defined Contribution Fraction (as defined in subsection (ii) below) and such Participant's Defined Benefit Fraction (as defined in subsection (c) below), determined as of the close of any Plan Year, exceeds 1.0, then the allocation of amounts to such Participant s Account(s) under the defined benefit plan, as limited by the annual addition limitations under
                           Section 415 of the Code, shall be further limited, to the extent necessary to cause the sum of those fractions to equal 1.0.

                    (ii)   Defined Contribution Fraction.

                           For purposes of this Section 5.5(b), a
                           Participant's Defined Contribution Fraction for any Plan Year is a fraction:

                           (1) the numerator of which is the sum of the
                               "annual additions" to the Participant's
                               Account(s), and any other defined
                               contribution plan sponsored by any
                               Affiliated Company as of the close of the Plan Year; and

                           (2) the denominator of which is the sum of the
                               lesser of subsections (A) or (B) below
                               determined for such Plan Year and each prior
                               Year of Service with any Affiliated Company:


                               (A)  the product of 1.25 multiplied by the
                                    dollar limitation in effect under
                                    Section 415(c)(1)(A) of the Code for
                                    such year (determined without regard to
                                    Section 415(c)(6) of the Code); or

                               (B)  the product of 1.4 multiplied by the
                                    amount which may be taken into account
                                    under Section 6.1(a)(i)(B) of the Plan
                                    for such year.

                   (iii)   Defined Benefit Fraction.

                           For purposes of this Section 5.5(b), a
                           Participant's Defined Benefit Fraction for any Plan Year is a fraction:

                           (1) the numerator of which is the projected
                               annual benefit of the Participant under any defined benefit plan of any Affiliated Company; and

                           (2) the denominator of which is the lesser of:

                               (A)  the product of 1.25 multiplied by the
                                    maximum dollar limitation in effect
                                    under Section 415(b)(1)(A) of the Code
                                    for such year; or

                               (B)  the product of 1.4 multiplied by the
                                    amount which may be taken into account
                                    under Section 415(b)(1)(B)) of the Code
                                    for such year.

                    (iv)   Substitution.

                           Notwithstanding the foregoing, for any Top-heavy Plan Year, 1.0 shall be substituted for 1.25 unless the extra minimum allocation is made pursuant to Section 13.1(c). However, for any Plan Year in which this Plan is a "super top-heavy plan" (as defined in Section 416(h) of the Code), 1.0 shall be substituted for 1.25 in any event.

                    (v)    Special Rule for Defined Contribution Fraction.

                           (1) At the election of the Committee, in
                               applying the provisions of Section 5.5 with respect to the Defined Contribution Plan Fraction for any Plan Year ending after December 31, 1982, the amount taken into account for the denominator for each Participant for all Plan Years ending before January 1, 1983, shall be an amount equal to the product of:

                               (A)  the amount of the denominator
                                    determined under Section 5.5(b)(ii) as
                                    in effect for the Plan Year ending in
                                    1982; multiplied by

                               (B)  the "transition fraction."

                           (2) For purposes of subsection (1) above, the
                               term "transition fraction" shall be a
                               fraction:

                               (A)  the numerator of which is the lesser
                                    of:

                                    (aa) $51,875; or

                                    (bb) 1.4 multiplied by twenty-five
                                         percent (25%) of the Participant's
                                         Covered Compensation for the Plan
                                         Year ending in 1981; and

                               (B)  the denominator of which is the lesser
                                    of:

                                    (aa) $41,500; or

                                    (bb) twenty-five percent (25%) of the
                                         Participant's Covered Compensation
                                         for the Plan Year ending in 1981.

                               Notwithstanding the foregoing, for any
                               Top-heavy Plan Year, $41,500 shall be
                               substituted for $51,875 in determining the "transition fraction."

                    (vi)   Subtraction of Amount.

                           If the Plan satisfied the applicable
                           requirements of Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction computed under
                           Section 415(c)(4) of the Code does not exceed
                           1.0 for such Plan Year.

               (c) If Company Stock is purchased from a shareholder of the Company and if such shareholder is also a Participant in this Plan, then notwithstanding anything to the contrary contained in this Plan, the total Account balances of such Participant's Accounts other than such Participant's Segregated Investments Account, combined with the total Account balances of the Accounts of such Participant's spouse, parents, grandparents, children, and grandchildren under the Plan, shall not exceed twenty percent (20%) of the total of all Account balances under the Plan. However, if the total Account balances of such Participant's Accounts exceed twenty percent (20%) of the total of all Account balances, then the amounts in excess of said twenty percent
                    (20%) shall be credited to that Participant's Segregated Investments Account and invested in investments other than Company Stock.

               (d) If Qualified Employer Securities are purchased from a shareholder of the Company, and after the purchase the Plan owns at least thirty percent (30%) of the total value of the Company's outstanding Employer Securities, and the seller notifies the Company of such Participant's intention to purchase Qualified Replacement Property and elects nonrecognition of gain under Section 1042 of the Code, then notwithstanding anything to the contrary contained in this Plan, no portion of such Qualified Employer Securities may be allocated to the Account of (i) the seller (or such Participant's family) or (ii) any other person who owns (after application of the family attribution rules under Code Section 318) more than twenty-five percent (25%) of any class of outstanding Company Stock, or more than twenty-five percent (25%) of the total value of any class of outstanding Company Stock, at any time during the one year period preceding the purchase of such Qualified Employer Securities by the Plan, or on any subsequent date when such Qualified Employer Securities are allocated to Participants in the Plan. For purposes of this paragraph, the seller's family shall include such Participant's spouse, ancestors, lineal descendants, and brothers and sisters. Notwithstanding the foregoing, lineal descendants of a seller shall be permitted to share in the allocation of stock purchased under Section 1042, provided that the aggregate amount of such stock allocated for the benefit of all such lineal descendants does not exceed more than five percent (5%) of such stock purchased from the seller. For purposes of this paragraph, a person shall be considered to be a more than twenty-five percent (25%) shareholder if the amount of Company Stock which he/she owns (whether outright or as a Plan Participant), together with the amount of Company Stock owned by such Participant's spouse, children, grandchildren and parents (whether outright or as a Plan Participants), exceeds twenty-five percent (25%) of any class of outstanding Company Stock or twenty-five percent (25%) of the total value of any class of outstanding Company Stock.

               (e) If, due to Forfeitures, reasonable error in estimating compensation, or other limited facts and circumstances as determined by the Internal Revenue Service, the Account balances or the annual additions to a Participant's Accounts would exceed the limitation described in Subsection 5.5, the aggregate of the annual additions to this Plan and the annual additions to any other plan described in Section 5.5. shall be reduced until the applicable limitation is satisfied.

               (f) The reduction shall be treated as a Forfeiture and shall be allocated in accordance with
                    Section 5.4(a)(ii) to the Accounts of Participants who are not affected by this limitation.

               (g) If any amount cannot be reallocated under the foregoing provision, such amount shall be deposited in a suspense account and allocated to the maximum extent possible under Section 5.4(a)(ii) in succeeding years, provided that

                    (i)    no Employer Contributions are made until
                           Section 415 of the Code will permit their allocation;

                    (ii) no investment gains or losses are allocated to such suspense account; and

                   (iii) the amounts in such suspense account are allocated at the earliest possible date.

          5.6  ALLOCATION OF NET INCOME OR LOSS OF THE TRUST.

               The net income or loss attributable to Trust Assets for each Plan Year will be determined on the last day of each calendar quarter. Each Participant's allocable share of the net income or loss attributable to other than Diversified Accounts will be allocated to such Participant's Other Investments Account in the ratio in which the credit balance of each such Account on the preceding Anniversary Date (reduced by the amount of any distribution of Capital Accumulation from such Account) bears to the sum of such
               balances for all Participants as of that date.   The net
               income or loss attributable to Diversified Accounts will be allocated to a Participant's Diversified Account respectively by investment fund in the ratio in which the Participant's credit balance in an investment fund on the preceding quarterly valuation date bears to the sum of such balances for all Participants as of that date. The net income or loss includes the increase or decrease in the fair market value of Trust Assets (other than Company Stock), interest income, dividends other income or loss attributable to Trust Assets (other than allocated Company Stock), since the preceding quarterly valuation date. For purposes of computing net income or loss, interest paid on any Securities Acquisition Loan or installment sales contract for the acquisition of Company Stock by the Trustee(s) shall be disregarded.

                                         53a

          5.7  ACCOUNTING FOR ALLOCATIONS.

               The Committee shall adopt accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Plan. Except as provided in Treasury Regulation
               Section 54.4975-11, Company Stock acquired by the Plan shall be accounted for as provided under Treasury Regulation
               Section 1.402(a)-l(b)(2)(ii), allocations of Company Stock shall be made separately for each class of stock, and the Committee shall maintain adequate records of the cost basis of all shares of Company Stock allocated to each Participant's Company Stock Accounts. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the provisions of this Plan. Annual valuations of Trust Assets shall be made at fair market value.

                           ARTICLE VI - EXPENSES AND VOTING


          6.1  EXPENSES OF THE PLAN AND TRUST

               (a) Subject to applicable laws all expenses of establishing and administering the Plan shall be paid by the Trust to the extent such are not paid by the Company. The Company may, but shall not be required to, pay such expenses from time to time.

               (b) Each Employer, other than the Company, shall reimburse the Company for that portion of costs and expenses paid by the Company for any Plan Year as the amount of Employer Contributions from each such Employer for such Plan Year bears to the aggregate Employer Contributions from all Employers for that Plan Year.

          6.2  VOTING COMPANY STOCK

               Subject to the requirements of ERISA, all Company Stock held by the Trust shall be voted by the Trustee(s) in accordance with instructions from the Committee. Notwithstanding the foregoing, each Participant shall be entitled to direct the voting of any voting shares of Company Stock allocated to such Participant's Company Stock Account with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all the assets of the Company. Any unallocated shares held by the Trust shall be voted by the Trustee(s).

          6.3  COMMITTEE POWERS AND DUTIES

               (a) Unallocated Shares. The Committee shall direct the Trustee(s) concerning the manner of voting any shares of Company Stock not allocated to the Accounts of Participants. In addition, the Committee shall direct the voting of shares of Company Stock in the manner set forth in subsection (b). In the event that Participants are permitted to direct the Committee concerning the manner of voting allocated shares and no directions are received with respect to all or some of such unallocated shares, such allocated shares for which instructions are not received shall not be voted.

               (b)  Allocated Shares.

                    (i) Registration Class of Securities. In the event that the shares to be voted are of a class required to be registered under Section 12 of the Securities and Exchange Act of 1934 or which would be required to be registered except for an exemption provided in Section 12(g)(2)(H) of the Securities and Exchange Act of 1934, each Participant (and Beneficiary with separate Accounts) shall be entitled to instruct the Committee as to the manner in which shares of Company Stock then allocated to such Participant's Accounts will be voted with respect to any matter submitted to the shareholders of the Company.

                    (ii) No Registration Class of Securities. In the event that the shares to be voted are of a class not required to be registered or exempt from registration as described above in subsection
                           (i), each Participant (and Beneficiary with separate Accounts) shall be entitled to instruct the Committee as to the manner in which shares of Company Stock then allocated to such Participant's Accounts will be voted with respect to any corporate matter which must, by the laws of the State of West Virginia or the charter of the Company, be decided by more than a simple majority vote of the outstanding shares of such class, but only to the extent required by Section 401(a)(22) and 409(e)(3) of the Code. The Committee shall be entitled to direct the voting of all allocated shares which are not of a registration class with respect to any other matter.

                          ARTICLE VII - CAPITAL ACCUMULATION

          7.1  CAPITAL ACCUMULATION.

               Upon Termination of Service, a Participant (or in the case of the Participant's death, such Participant's
               Beneficiary) shall have a nonforfeitable interest in all, a part, or none of the final balances in the Participant's Accounts in accordance with this Article VII. Such Participant's Capital Accumulation shall be determined as provided in this Article VII. Such distribution of a Participant s Salary Deferral Contribution Account, Matching Employer Contribution Account and rollover contribution account shall be made after the quarterly allocation to such Accounts is made. Such distribution of a Participant's Company Stock Account and Other Investments Account shall be made after December 31 allocation to such Accounts is made.

          7.2  RETIREMENT, DEATH OR PERMANENT DISABILITY.

               Upon attainment of age sixty-five (65) or upon Termination of Service on account of a Participant's death, Permanent Disability or Retirement, a Participant shall have a nonforfeitable right to one hundred percent 100% of such Participant's Account balances. In such event, the Participant's Capital Accumulation shall be determined as of the Anniversary Date coinciding with or next following such Participant's death, Disability Retirement Date or Retirement Date, respectively, and such Participant shall be entitled to receive an allocation of Employer Contributions and Forfeitures as described in Section 5.1(b) for the Plan Year in which such Participant's Termination of Service occurs.

          7.3  OTHER TERMINATION OF SERVICE AND VESTING.

               (a)  Vesting Schedule.

                    Except as otherwise provided in subsection (b) below, if a Participant incurs a Termination of Service for any reason other than Retirement, death, or Permanent Disability, such Participant Capital Accumulation, with respect to such Participant s Company Stock Account and Other Investments Account, shall be determined as of the Anniversary Date coinciding with or next following such Participant s Termination of Service. Such Participant s Capital Accumulation, with respect to such Participant s Salary Deferral Contribution Account, Matching Employer Contribution Account and rollover contribution account shall be determined as of the quarterly allocation coinciding with or next following such Participant s Termination of Service. Such Participant Capital Accumulation shall be determined in accordance with the following vesting schedule:

                                         57a

               Years of Credited Service Percentage of Accounts Vested
               ------------------------- -----------------------------
                    Less than 5 Years               0%
                    5 Years or More               100%


               (b)  Former Employees of the Bank of Sissonville.

                    The provisions of this subsection (b) are effective January 1, 1989.

                    (i) Notwithstanding subsection (a) above, each former employee of the Bank of Sissonville with at least three (3) years of Service may elect to have his/her nonforfeitable percentage computed under this Plan according to the vesting schedule contained in the Bank of Sissonville Employee Stock Ownership Plan in effect on December 31, 1988 and prior to its merger with this Plan.

                    (ii) For the purpose of subsection (i) above, such former employee shall be considered to have completed three (3) years of Service if such former employee has completed one thousand (1,000) Hours of Service in each of three
                           (3) Plan Years, whether or not consecutive, ending with or prior to the last day of the election period as described in the plan as in effect on December 31, 1986, and as subsequently amended on January 1, 1989.

               (c) Effective January 1, 1996, a Participant's Salary Deferral Contribution Account, Matching Employer Contributions Account, rollover contributions account, and any earnings attributed to such Salary Deferral Contributions, Matching Employer Contributions and rollover contributions shall be fully vested and nonforfeitable at all times.

          7.4  VESTING UPON REEMPLOYMENT

               If a Participant is reemployed following a Break in Service, such Participant's Accounts shall be vested as follows:

               (a)  Vesting of Prior Account Balances

                    If a Participant has had five (5) consecutive one year Breaks in Service, years of Credited Service after such five (5) year period will not be taken into account for purposes of determining a Participant's Capital Accumulation in such Participant's prebreak Account balances, and new Accounts will be established to record such

                                         58a

                    Participant's Capital Accumulation in the Plan for such Participant's Service after such five (5) year period.




















































                                         58b

               (b)  Vesting of Subsequent Account Balances.

                    (i) In the case of a Participant who, at the time of a Break in Service, does not have any vested right under this Plan as in effect prior to January 1, 1989, years of Credited Service before such Break in Service shall not thereafter be taken into account for purposes of determining a Participant's Capital Accumulation in such Participant's postbreak Account balances if the number of consecutive one-year Breaks in Service equals or exceeds five (5) years or the aggregate number of years of prebreak service, whichever is greater.

                    (ii) If a Participant had any degree of Capital Accumulation at the time of such Participant's Break in Service, such Participant shall participate retroactively to such Participant's Reemployment Date for purposes of determining a Participant's Capital Accumulation in such Participant's postbreak Account balances. Upon resuming participation, such Participant's years of Credited Service shall include all years of Credited Service prior to such Participant's Break in Service.

          7.5  AMENDMENTS TO VESTING SCHEDULE.

               (a) No amendment to the Plan shall decrease a Participant's Account(s), except to the extent permitted under
                    Section 412(c)(8) of the Code, or eliminate an optional form of distribution. No amendment to the Plan shall have the effect of decreasing a Participant's non-forfeitable percentage determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

               (b) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, each Participant with at least three (3) Years of Service with the Employer or any Affiliated Company may elect, within a reasonable period after the adoption of the amendment, to have such Participant's non-forfeitable percentage computed under the Plan without regard to such amendment. The Participant's election may be made at any time during the period ending on the latest of:

                    (i)    sixty (60) days after the amendment is adopted;

                    (ii) sixty (60) days after the amendment becomes effective; or

                   (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or the Committee.

          7.6  FORFEITURES

               (a) Any portion of the final balances in a Participant's Accounts which are not vested and which does not become part of such Participant's Capital Accumulation will become a Forfeiture. The amount of any such Forfeiture shall first be deducted from a Participant's Other Investments Account. If Forfeiture of a Participant's Other Investments Account is not sufficient to reduce the fair market value of such Participant's Capital Accumulation to the percentage of the total value of such Participant's Accounts determined under Section 7.3, the remainder of the Forfeiture shall be deducted from the Participant's Company Stock Account. If a Participant's Company Stock Account include more than one class of Company Stock, the Forfeiture will consist of the same proportion of each class of stock. All Forfeitures shall be reallocated to the Accounts of the remaining Participants pursuant to Section 5.1(b) as of the Anniversary Date of the Plan Year in which the Break in Service occurs.

               (b) If distribution of Capital Accumulation to a Participant occurs prior to the occurrence of a Break in Service, and if such Participant is not one hundred percent (100%) vested in such Participant's Account balances, the nonvested portion which is not distributed will be held in such Participant's Accounts under the Plan, and will become a Forfeiture only on the Anniversary Date of the Plan Year in which a Break in Service occurs. At any given time, the vested interest ("X") in such Suspense Accounts shall be determined in accordance with the following formula:

                                  X = P(AB + D) - D

                    For purposes of applying this formula, P is the vested percentage at the time of the subsequent termination; AB is the total of the Account balances at the time; and D is the amount of the Capital Accumulation previously distributed.

          7.7  CERTAIN REEMPLOYED PARTICIPANTS.

               If a Participant has a five (5) or more consecutive one year Breaks in Service, all Service after such Breaks in Service shall be disregarded for the purpose of determining such Participant's Capital Accumulation attributable to the prior period of Service. Such Participant's pre-break Service shall count in determining such Participant's Capital Accumulation derived from post-break Employer Contributions only if either (i) such Participant has any Capital Accumulation attributable to Employer Contributions at the time such Participant's Break in Service commences, or
          (ii) upon returning to Service the number of consecutive Breaks in Service is less than the greater of (a) five or (b) the number of Years of Credited Service. Should a Participant who has received a distribution of less than one hundred percent (100%) of his/her Account be rehired, such Participant may repay such distribution at any time prior to incurring five (5) consecutive one year Breaks in Service or within five (5) years of reemployment and, if such amount is timely paid, such Participant's Account(s) shall be fully restored.

                             ARTICLE VIII - DISTRIBUTION


          8.1  TIME OF DISTRIBUTION.

               Unless the Participant elects otherwise pursuant to the terms of this Article VIII, distribution of benefits shall begin no later than as provided in Section 8.7 or the Participant's Required Beginning Date.

          8.2  RETIREMENT OR PERMANENT DISABILITY.

               A Participant whose employment ends on or after becoming eligible for Retirement or by reason of such Participant's Permanent Disability shall receive such Participant's Capital Accumulation within sixty (60) days after the end of the Plan Year in which employment ends.

          8.3  OTHER TERMINATION OF PARTICIPATION.

               (a) In the event a Participant ceases to participate for reasons other than death or Retirement, and is not reemployed before the end of the fifth (5th) Plan Year following the Plan Year in which he separates from service, distribution of such Participant's benefit attributable to Employer Securities acquired by the Plan after December 31, 1986 will commence not later than one year after the close of the fifth (5th) Plan Year following the Plan Year in which he separated from service.

               (b) Notwithstanding the foregoing, distribution of a Participant's Plan Benefit attributable to Employer Securities acquired by the Plan prior to January 1, 1987, will commence not later than sixty (60) days after the close of the Plan Year in which he dies, incurs a Permanent Disability, or attains the Early Retirement Date, or within sixty (60) days after the benefit is determined, whichever is later.

               (c) The portion of a Participant's Account balance attributable to Employer Securities which were acquired by the Plan prior to January 1, 1987, shall be determined by multiplying the number of shares of such securities held in the Account by a fraction, the numerator of which is the number of shares acquired by the Plan prior to January 1, 1987, and allocated to Participants' Accounts, and the denominator of which is the total number of shares held by the Plan at the date of the distribution.

               (d) Notwithstanding the foregoing, at the request of a Participant, the Committee may direct that the distribution be deferred and commence not later than the Participant's Required Beginning Date.

               (e)  Notwithstanding the foregoing provisions of this
                    Section 10.2, the Plan shall not be required to distribute any Employer Stock acquired with the proceeds of a Securities Acquisition Loan until the close of the Plan Year in which such Securities Acquisition Loan has been repaid in full.

          8.4  TERM OF DISTRIBUTION.

               (a) Distribution of a Participant's Benefit will be made in either a lump sum (as provided under this Plan) or substantially equal annual installments over a period of five (5) years; provided, however, that if the distribution exceeds five hundred thousand dollars ($500,000), as indexed under Code Section 415, the term of the distribution shall be five (5) years, plus one
                    (1) year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000), as indexed under Code Section 415, (or fraction thereof) by which the distribution exceeds five hundred thousand dollars ($500,000), as indexed under Code Section 415. Notwithstanding the foregoing, the Committee may, at the request of a Participant, direct that the distribution be distributed in substantially equal annual installments, plus net income or loss over a longer period of years, provided that the period of installments may not exceed such Participant's life expectancy or the joint life expectancy of the Participant and such Participant's designated Beneficiary, as determined annually under life expectancy tables promulgated under Section 72 of the Code and provided that if a Participant dies after such Participant's distribution has commenced, the remaining portion of such Participant's distribution shall be distributed at least as rapidly as under the method being used at the date of such Participant's death.

               (b) Notwithstanding anything in this Article VIII to the contrary, in the event that the benefit of a Participant is distributed over the joint life expectancy of the Participant and such Participant's designated Beneficiary, the present value of benefits payable to such Beneficiary shall not exceed fifty percent (50%) of the present value of the total benefits payable to the Participant and such Participant's Beneficiary.

          8.5  DEATH PRIOR TO DISTRIBUTION.

               If a Participant who has elected to defer such Participant's distribution dies before such Participant's distribution has commenced, such Participant's entire benefit shall be distributed within five (5) years of the date of such Participant's death; provided, however, that if any portion of a Participant's benefit is payable to or for the benefit of an individual who is such Participant's designated Beneficiary, such portion may be distributed over a period not exceeding the life expectancy of such Beneficiary provided such distributions begin not later than one (1) year after the death of the Participant; and provided further that if the designated Beneficiary is the spouse of the Participant, at the election of the spouse, such distribution (over a period not exceeding the life expectancy of said spouse) need not commence until the Participant's Required Beginning Date.

          8.6  BENEFIT FORMS FOR PARTICIPANTS.

               With respect to the Participant s Compnay Stock Account and Other Investments Account only, if the benefits attributable to the Participant s Company Stock Account and Other Investments Account will be payable in the form of annual installments as provided under this Plan, each installment shall be equal to (i) the number of shares of Company Stock credited to the Participant's Company Stock Account and the balance credited to the Participant's Other Investments Account, each divided by (ii) the number of installments which remain to be paid (including the current installment being computed). With respect to installment distributions of shares of Company Stock acquired after December 31, 1986, the number of installments may not exceed five (5). If a Participant dies after such Participant's installment payments begin but before such Participant's entire vested interest in such Participant's accounts has been paid, the Participant's benefits shall continue to be paid in installments to such Participant's Beneficiary. If a Participant's benefits are to be paid in installments, the period for the installments must be such that, except where the Participant's designated Beneficiary is such Participant's spouse, the present value of the benefits payable to the Participant will exceed fifty percent (50%) of the present value of the total benefits to be paid and that all benefits will be paid over a period not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and such Participant's designated Beneficiary (where the Participant's life expectancy and, if the Participant's designated Beneficiary is such Participant's spouse, such Participant's designated Beneficiary's life expectancy is redetermined as of the first day of each Plan Year).

                                         64a

          8.7  BENEFITS ON A PARTICIPANT'S DEATH.

               If a Participant's employment is ended by death or if a Participant has any vested interest under the Plan when such Participant's employment ends and he then dies before such Participant's benefits are fully paid, such Participant's vested interest in such Participant's Accounts shall be paid to such Participant's Beneficiary. The benefits will generally be payable in a single lump sum within sixty (60) days after the end of the Plan Year in which the Participant died. However, a Participant may elect at any time to have such Participant's Beneficiary receive all or any portion of the benefits at a later time or in annual installments, payable for a period elected by the Participant, each installment being equal to (i) the number of shares of Company Stock credited to the Participant's Company Stock Account and the balance credited to the Participant's Other Investments Account, each divided by (ii) the number of installments which remain to be paid (including the current installment being computed). The foregoing elections shall also be available to the Beneficiary of any deceased Participant who had not made an election as to the form of death benefits which was not to be changed by the Beneficiary. Any election shall be made by the Beneficiary not later than sixty (60) days after benefits become payable. In all events, all of the Participant's interest in this Plan shall be completely distributed within five (5) years after the date of such Participant's death, except (i) if benefits are payable to or for the benefit of a designated Beneficiary and the benefit payments begin within one year after the Participant's death (or such later period as may be permitted by regulations), the designated Beneficiary's benefits may be paid over a period not exceeding the designated Beneficiary's life expectancy at the date of the Participant's death and (ii) if the Participant's designated Beneficiary is such Participant's spouse, benefit payments need not begin until the date the Participant would have reached such Participant's Required Beginning Date and, if the spouse dies before such payments begin, the Participant's interest in this Plan shall then be distributed pursuant to this section applied as if the spouse were the Participant. Further, for purposes of this
               Section 8.7 any benefits paid to a child of a Participant shall be treated as if they have been paid to the Participant's spouse if the benefits will become payable to the spouse when the child reaches majority (or upon such other designated event permitted by regulations).

          8.8  LIMITATIONS.

          (a) Notwithstanding anything contained in this Plan to the contrary, if a present value of a Participant's benefit (determined in accordance with Section 411(a)(11)(B) of the Code) exceeds $3,500 (or has ever exceeded $3,500 at the time of any other prior distribution), any distribution prior to such Participant's Early Retirement Date may be made only with the written consent of the Participant.

               (b) Failure of a Participant to consent to an immediate distribution is an election to defer benefits to the later of age sixty-two (62) or the Normal Retirement Date of the Participant.

          8.9  COMMENCEMENT OF BENEFITS.

               (a) Notwithstanding anything in this Article VIII to the contrary, payment of Plan Benefit will commence no later than the sixtieth (60th) day after the close of the Plan Year (or if later after the Plan Benefit is determined) in which the latest of the following events occur:

                    (i) the attainment by the Participant of age sixty-five (65);

                    (ii) the Participant's actual retirement from the
                         employ of the Company;

























                                         66a

                   (iii) tenth (10th) anniversary of the year in which the
                         Participant commenced participation in the Plan.

               (b) Notwithstanding the foregoing, a Participant's benefit distribution shall commence not later than the Participant's Required Beginning Date.

          8.10 UNDISTRIBUTED ACCOUNTS.

               Any part of a Participant's benefit which is retained in the Trust after the Anniversary Date coinciding with or immediately following the date on which such Participant's Service terminates will continue to be treated as a Company Stock Account, Other Investments Account, Diversified Accounts, Salary Deferral Contribution Account, Matching Employer Contribution Account or rollover contribution account, respectively. However, except as provided in
               Section 3.4 and Section 5.1(b), no further Employer Contributions or Forfeitures will be credited to the Participant's Accounts.

          8.11 LIEN ON DISTRIBUTION.

               Notwithstanding anything contained herein to the contrary, if at the time of distribution, a Participant is indebted to the Trust, or has retained in such Participant's possession money or property which properly belongs to the Trust, the Trust shall have a lien on such distribution pending the resolution of such ownership rights. The Trustee(s) may exercise such lien either by directing the Company secretary to withhold any stock transfer of title, or by withholding distribution of any stock or the value of any stock or other assets, pending resolution of such ownership rights.

          8.12 BENEFIT DISTRIBUTION.

               Notwithstanding anything contained in this Plan to the contrary, this Section 8.12 shall apply to all distributions under this Plan.

               (a)  Form of Distribution

                    (i) A distribution shall be made entirely in cash with respect to the Participant s Salary Deferral Contribution Account, Matching Employer Contribution Account and rollover contribution account. With respect to a Participant s Company Stock Account, a distribution may be made entirely in cash, unless a Participant elects to receive such Participant's distribution in the form of Company Stock, in which case such distribution will be made in the form of whole shares of Company Stock with the value of any fractional shares paid in cash.

                                         67a

                    (ii) The Trustee(s) shall make distribution from the
                         Trust only on instructions from the Committee.

                   (iii) In connection with a distribution, the Committee
                         shall cause the shares of Company Stock credited to the Participant's Company Stock Account and units in each investment fund under such Participant's Diversified Account, as defined in
                         Section 2.21 which are to be distributed to be converted into cash at the Company Stock's current fair market value, with the resulting cash being paid to the Participant or such Participant's Beneficiary, along with the portion of the Participants Other Investments Account which is being distributed. However, a Participant or such Participant's Beneficiary, as the case may be, shall have the right to request that the Participant's benefits attributable to such Participant's Accounts be paid in the form of Company Stock (except for amounts held in the Participant's Diversified Account), provided such a request is made within sixty (60) days after the Committee asks for a decision. In that event, the Committee shall cause the portion of the Participant's Other Investments Account which is to be distributed to be converted into Company Stock at its current fair market value, with the resulting Company Stock being distributed to the Participant or such Participant's Beneficiary, along with the shares of Company Stock credited to the to the Participant's Company Stock Account which are being distributed, provided, that the value of any fractional share of Company Stock shall be paid in cash.

               (b)  Beneficiaries

                    (i)  Designation

                         Distribution will be made to the Participant if living, and if not, to such Participant's Beneficiary. A Participant may designate such Participant's Beneficiary upon becoming a Participant and may change such designation at any time by filing a written designation with the Committee. Notwithstanding anything in this
                         Article VIII to the contrary, if a Participant is married, a Participant shall not designate anyone other than such Participant's spouse as primary Beneficiary of such Participant's benefit unless such spouse consents in writing to such designation, such spouse acknowledges the effect of such election, and such writing is witnessed by a Plan representative or notary public and filed with the Committee.

                                         68a

               (c)  Absence of Valid Designation

                    If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of a Beneficiary on file with the Company or the benefit is not claimed by any Beneficiary within a reasonable period of time after the death of the Participant, the benefit shall be paid to the Participant's surviving spouse. If the Participant is not married or if such Participant's spouse does not survive the Participant, the benefit shall be paid to the Participant's estate.

          8.13 ROLLOVER TREATMENT.

               (a)  Rollovers Prior to January 1, 1993

                    For rollovers prior to January 1, 1993 the Committee shall, when making any distribution which qualifies as a qualifying rollover distribution under Section 402(a)(5)(E) of the Code applicable to rollovers prior to January 1, 1993, provide a written statement to the recipient which explains (i) the provisions under which such distribution will not be subject to current tax if transferred to an eligible individual retirement account within sixty (60) days of receipt of the distribution, and (ii) the circumstances under which lump sum distributions may be taxed at favorable capital gains rates and ten (10) 10-year forward averaging rates.

























                                         68b

               (b)  Rollovers on or after January 1, 1993

                    (i) This subsection (b) shall apply to distributions made on or after January 1, 1993, from the Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as defined in subsection (b)(iii) below) election under this subsection (b), a Distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an Eligible Rollover Distribution (as defined in subsection (b)(i) below) paid directly to an Eligible Retirement Plan (as defined in subsection (b)(ii) below) specified by the Distributee in a Direct Rollover (as defined in subsection (b)(iv) below).

                   (ii) For the purposes of this subsection (b), the following definitions are applicable:

                         (1) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include:

                              (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made:

                                   (aa) for life (or life expectancy) of
                                        the Distributee or the joint lives
                                        (or joint life expectancies) of the
                                        Distributee and the Distributee's
                                        designated Beneficiary; or

                                   (bb) for a specified period of ten (10)
                                        years or more; and

                              (B)  any distribution to the extent such
                                   distribution is required under Section
                                   401(a)(9) of the Code.

                                   (2)  "Eligible Retirement Plan" shall
                                        mean an individual retirement
                                        account described in Section 408(a)
                                        of the Code, an individual
                                        retirement annuity described in
                                        Section 408(b) of the Code, an
                                        annuity plan described in Section
                                        403(a) of the Code or a qualified
                                        trust described in Section 401(a)
                                        of the Code, that accepts the
                                        Distributee's Eligible Rollover
                                        Distribution.  However, in the case
                                        of an Eligible Rollover
                                        Distribution to the surviving
                                        spouse, an Eligible Retirement Plan
                                        is an individual retirement account
                                        or individual retirement annuity.

                                   (3)  "Distributee" shall mean an
                                        Employee or former Employee.  It
                                        shall also include the Employee's
                                        or former Employee's surviving
                                        spouse and the Employee's or former
                                        Employee's spouse or former spouse
                                        who is the alternate payee under a
                                        qualified domestic relations order,
                                        as defined in Section 414(p) of the
                                        Code, in regard to the interest of
                                        the spouse or former spouse.

                                   (4)  "Direct Rollover" shall mean a
                                        payment by the Plan to the Eligible
                                        Retirement Plan specified by the
                                        Distributee.















                                         70a

          8.14 DELAY IN BENEFIT DETERMINATION.

               If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to or in the event that an appraisal of shares in respect to which a distribution is to be made is not performed in a timely manner, the benefits shall in any event be paid within sixty (60) days after they can first be determined, with whatever additional payments may be appropriate in view of the delay.

          8.15 DESIGNATED BENEFICIARIES.

               (a) Distribution of a Participant's Capital Accumulation will be made to the Participant, if living, or if not to the Beneficiary. In the event of a Participant's death, such Participant's Beneficiary shall be such Participant's surviving spouse, if living, or if none, such Participant's estate unless the Participant, prior to such Participant's death designated a Beneficiary other than such Participant's surviving spouse or estate. A Participant may designate a Beneficiary and/or contingent Beneficiaries and may change such designation from time to time.

               (b) Notwithstanding any provision of this Plan to the contrary, any Beneficiary designation or change by a Participant which would result in the designation of a Beneficiary other than the Participant's spouse shall not be effective unless the Participant's spouse consents. The spouse's consent must be witnessed by a Plan representative or a notary public. If the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written consent of the Participant will

















                                         71a
                    be deemed sufficient, A consent will be valid only with respect to the spouse who signs the consent, or in the
                    event of a deemed consent, the designated spouse.   A
                    revocation of a prior non-spouse designation or change may be made by the Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                                    ARTICLE IX -
              RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK


          9.1  RIGHT OF FIRST REFUSAL

               (a) If the distribution of a benefit is made in the form of shares of Company Stock, such shares of Company Stock distributed by the Trustee(s) may, as determined by the Company or the Committee, be subject to a "right of first refusal," until such time as such shares are publicly traded. Such a "right" shall provide that prior to any subsequent transfer, the shares must first be offered by written offer, to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be determined by an Independent Appraiser (appointed by the Board of Directors) as of the Anniversary Date coinciding with or immediately preceding the date of exercise, except in the case of a transfer to a Disqualified Person. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trust and the Company shall be at the greater of fair market value, as determined by an Independent Appraiser (appointed by the Board of Directors) as of the Anniversary Date coinciding with or immediately preceding the date of exercise (except in the case of a purchase by a Disqualified Person), or at the price offered by the prospective bona fide purchaser. In the case of a purchase by or transfer to a Disqualified Person, fair market value shall be determined as of the actual date of the transaction. Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. The Trust may accept the offer at any time during a period not exceeding fourteen (14) days after receipt of such offer. In the event the Trust does not accept such offer, the Company may accept such offer at any time during said fourteen (14) day period.

               (b) In the case of a purchase from a Disqualified Person Participant, all purchases of Company Stock shall be made at prices which, in the judgment of an Independent Appraiser, do not exceed the fair market value of such shares as of the date of the transaction.

          9.2  "PUT" OPTION

               (a) If the distribution of a benefit is made in the form of shares of Company Stock and such shares of Company Stock are not readily tradable on an established market, a Participant or a Beneficiary, or a donee or heir of a Participant or Beneficiary, shall be granted at the time that such shares are distributed to him, an option to "put" the shares to the Company; provided, however, that all such shares are so put; and provided, further, that the Trust shall have the option to assume the rights and obligations of the Company at the time the "put" option is exercised. A "put" option shall provide that, for a period of sixty (60) days after such shares are distributed to a Participant or a Beneficiary, or donee or heir of a Participant or Beneficiary (and, if the "put" is not exercised within such sixty (60) day period, for an additional period of sixty (60) days in the following Plan Year), such Participant would have the right to have the Company purchase such shares at their fair market value. Such "put" option shall be exercised by notifying the Company in writing.

               (b) In the case of a lump sum distribution, the terms of payment for the purchase of such shares of stock shall be as set forth in the "put" and may be either in a lump sum or in up to five (5) equal annual installments (with interest on the unpaid principal balance at a reasonable rate of interest), as determined by the Committee. However, if the Plan has incurred a Securities Acquisition Loan, the term of payment under the "put" may be extended for an additional five (5) year period or until the Securities Acquisition Loan has been repaid, whichever event occurs sooner.
                    Payment for the purchase of such shares must commence within thirty (30) days after the "put" is exercised. The period during which the put option is exercisable does not include any time during which the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. If payment is made in installments, adequate security and a reasonable rate of interest must be provided. In the case of an installment distribution, payment must be made within thirty (30) days after the put option is exercised with respect to any installment distribution of Employer Securities.

               (c) In the case of a purchase from a Disqualified Person Participant, all purchases of Company Stock shall be made at prices which, in the judgment of an Independent Appraiser, do not exceed the fair market value of such shares as of the date of the transaction.

                                         74a

          9.3  OTHER OPTIONS

               Except as otherwise provided in this Article IX, no security acquired with the proceeds of a Securities Acquisition Loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan. The protections and rights described in this Article IX are nonterminable. Should this Plan cease to be an employee stock ownership plan, or should the Securities Acquisition Loan be repaid, Company Stock acquired with the proceeds of a Securities Acquisition Loan will continue to be subject to the provisions of this Article IX after the loan is paid.

                            ARTICLE X - SPECIAL PROVISIONS

          10.1 DIVERSIFICATION OF INVESTMENTS

               (a) Within ninety (90) days after the close of each Plan Year in the Qualified Election Period, each Qualified Participant shall be permitted to direct the Plan as to the investment of at least twenty-five percent (25%) of the value of such Participant's benefit attributable to Employer Securities contained in the Participant s Company Stock Account which were acquired by the Plan after December 31, 1986, to the extent such value exceeds the amount to which a prior election, if any, applies. In the case of the fifth year of the Qualified Election Period, the preceding sentence shall be applied by substituting "fifty percent (50%)" for "twenty-five percent (25%)." The Participant's direction shall be effective no later than one hundred eighty (180) days after the close of the Plan Year.

               (b) The Committee shall offer at least three (3) investment options (not inconsistent with regulations under the Code) to each Participant who makes an election under this Section 10.1.

               (c) In lieu of offering such investment options, the Committee may direct that all amounts subject to Participant elections under this Section 10.1 be distributed to Qualified Participants. All such distributions shall be distributed within one hundred eighty (180) days after the close of the Plan Year and shall be subject to the requirements of Article IX of this Plan.

               (d)  In lieu of receiving a cash distribution under this
                    Section 10.1, a Qualified Participant may direct the Plan to transfer such Participant's distribution to another qualified plan of the Company which accepts such transfers, provided that such plan permits employee directed investments and does not invest in Employer Securities to a substantial degree. Such transfer shall be made within one hundred eighty (180) days after the close of the Plan Year.

               (e) For purposes of determining the amount of Employer Securities that are subject to the above-described diversification provision, the portion of a Participant's Account balance attributable to Employer Securities which were acquired by the Plan subsequent to December 31, 1986, shall be determined by multiplying the number of shares of such securities held in the account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986, and allocated to Participants' Accounts, and the denominator of which is the total number of shares held by the Plan at the date the individual becomes a Qualified Participant.

                                         76a

               (f) For each Qualified Participant who has elected to diversify amounts and has been permitted to elect an alternative investment election, the Committee shall establish a Diversified Account to hold and account for the Qualified Participant's interest in the investment option(s) so elected. Such Diversified Account shall be separate from the Qualified Participant's other Accounts under the Plan and shall be separately credited or debited with a pro rata share of the income or loss of such investments elected. The Diversified Account shall be valued at the same times as the Qualified Participant's other Accounts under the Plan. All other rules of the Plan including but not limited to those concerning distributions, shall apply to the Diversified Account.

          10.2 CASH DIVIDENDS

               Cash dividends, if any, on shares of Company Stock allocated to Participants' Accounts may be paid to Participants currently as determined by the Employer in a uniform and nondiscriminatory manner as applied to all Participants similarly situated. Any such dividends not paid to Participants under this Section 10.2 shall be accumulated in the Trust. It is intended that the Company shall be allowed a deduction with respect to any dividends paid on shares of Company Stock of any class held by the Plan on the record date to the extent such dividends are paid in cash directly to the Participants, or their Beneficiaries, or are paid to the Plan and are distributed from the Plan to the Participants or their Beneficiaries not later than ninety
               (90) days after the close of the Plan Year in which paid, or are used to make payments on a Securities Acquisition Loan.




















                                         77a

          10.3 HARDSHIP DISTRIBUTIONS

               (a) Prior to January 1, 1996, this Section 10.3 applies to all contributions under this Plan. Effective January 1, 1996, this Section 10.3 shall not apply to the Participants Salary Deferral Contributions, rollover contributions or Matching Employer Contributions. Hardship withdrawals with respect to Salary Deferral Contributions, rollover contributions and Matching Employer Contributions shall be governed solely by
                    Section 4.9.

               (b) At the request of a Participant who has terminated from service, the Committee may, in its sole discretion uniformly and consistently applied as to all Participants, direct the Trustee(s) to advance to him or to such Participant's Beneficiary a partial distribution not to exceed fifty percent (50%) of such Participant's vested benefit under the stock bonus plan as then estimated by the Committee, for reason of hardship.

               (c) The Committee, in its sole discretion, exercised in a uniform and nondiscriminatory manner, shall determine whether hardship exists. "Hardship" shall include serious financial need, affecting the Participant or such Participant's dependents, for medical or dental care, prevention of loss of home, education of children and other financial emergencies threatening the welfare of the Participant or such Participant's dependents.

               (d) If any partial hardship distribution is made, the Participant's benefit when computed will be reduced by the amount of such hardship distribution.

               (e) Notwithstanding the foregoing, except in the case of death or Disability Retirement, a hardship distribution shall not be made to any Participant who is or was an Owner-Employee prior to the date such Employee reaches age fifty-nine and one-half (59-1/2), unless such Owner-Employee signs and delivers to the Committee a statement in writing acknowledging such Participant's willingness to incur the penalty tax imposed upon distributions attributable to contributions paid on such Participant's behalf while he/she was an Owner-Employee.







                                         78a

                             ARTICLE XI - ADMINISTRATION


          11.1 NAMED FIDUCIARIES

               (a) The Committee and the Company shall each be a "named fiduciary" within the meaning of Section 402 of ERISA, but each such party's role as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under the terms of this Plan to control and manage the operation and administration of the Plan (other than authority and discretion assigned under this Plan, or delegated pursuant thereto, to the Trustee(s)). A named fiduciary may designate other persons who are not named fiduciaries to carry out its fiduciary responsibilities hereunder, and any such person shall become a fiduciary under the Plan with respect to such delegated responsibilities. In the event of such a designation, the named fiduciary shall not be liable for an act or omission of the designee in carrying out his/her delegated responsibilities, except to the extent provided in
                    Section 405 of ERISA.

               (b)  Fiduciary Limitations.

                    Named fiduciaries under the Plan, as well as the Trustee(s) and any other person who may be a fiduciary by virtue of Section 3(21) of ERISA, shall exercise and discharge their respective powers and duties in the following manner:

                    (i)  by acting solely in the interest of the
                         Participants and their Beneficiaries;

                   (ii) by acting for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust Assets and Plan;

                  (iii) by acting with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters. would use in the conduct of an enterprise of a like character and with like aims; and

                   (iv) by otherwise acting in accordance with this Plan and Trust Agreement to the extent consistent with Title I of ERISA.

               (c)  Company Responsibilities.

                    The Company, acting through the Board of Directors, shall have the authority to amend or terminate the Plan to determine the amount of Employer Contributions to the Plan and to appoint a Trustee(s) and Committee. Whenever the Company is permitted or required to do or perform any act under the terms of this Plan, it shall be done and performed by any officer duly authorized by the Board of Directors. To enable the Committee to perform its duties, the Company shall supply completely and timely all information which the Committee may from time to time require.

               (d)  Trustee(s) Responsibilities.

                    The Trustee(s) shall have, to the extent set forth in the Trust Agreement, authority and discretion to receive, hold and distribute Trust Assets, fiduciary responsibilities in connection with the exercise of such authority and discretion, and a duty to issue reports and otherwise to account to the Company and the Committee. All Employer Contributions shall be paid over to the Trustee(s) and, together with accretions thereto, shall be invested by the Trustee(s) in accordance with the directions permitted in this Plan and Trust Agreement.

               (e)  Appointment of Committee.

                    This Plan will be administered by a Committee appointed by the Board of Directors of the Company to serve at its pleasure and without compensation. A member of the Committee may be removed by the Board of Directors at any time with or without cause upon ten
                    (10) days' written notice from the Board of Directors, and any member of the Committee may resign by delivering such Participant's written resignation to the Board of Directors.










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               (f)  Board of Directors or Committee

                    (i) The Company, through the action of the Board of Directors or Committee (as determined by the Company), shall have the following duties and responsibilities in connection with the administration of the Plan, including but not limited to:

                         (1) the fiduciary power to construe and interpret the terms of the Plan, and all questions, including factual questions, arising under the Plan;

                         (2) the power to interpret any ambiguities which may arise under the Plan;

                         (3) making decisions with respect to amending or terminating the Plan;

                         (4)  making decisions with respect to the
                              selection, retention or removal of the
                              Trustee(s);

                         (5) periodically reviewing the performance of the Trustee(s), the members of the Committee, persons to whom duties have been allocated or delegated and any advisers appointed for purposes of a qualified Domestic Relations Order;

                         (6) determining the form and amount of Employer Contributions.

                   (ii) The Board of Directors may, by written resolution, allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.











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
               (g)  Committee

                    (i)  Records and Reports.

                         The Committee shall be responsible for keeping a record of all its proceedings and actions and shall maintain all such books of account, records, and other data as shall be necessary to administer the Plan and to meet the disclosure and reporting requirements of ERISA.

                   (ii)  Compensation.

                         No member of the Committee shall receive any compensation from the Company, Plan or Trust for his services as a member of the Committee.

                  (iii)  Committee Procedures.

                         The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, who shall also be the agent for service of legal process on behalf of the Plan, and appoint a secretary, who may or may not be a Committee member. The Committee may adopt such regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote of the number then constituting the Committee, including actions taken without a meeting.

                   (iv)  Distribution of Benefits.

                         (1) Direction to the Trustee(s). The Committee shall issue directions to the Trustee(s) concerning all benefits which are to be paid from the Trust pursuant to the provisions of the Plan, and shall warrant that all such directions are in accordance with this Plan.

                         (2) Application by Participants. The Committee may require a Participant to complete and file with it an application for the payment of benefits its under the Plan and any other forms deemed necessary and desirable by the Committee for the proper administration of the Plan and furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.



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
          11.2 CLAIMS PROCEDURES

               (a)  Filing a Claim.

                    Any Participant or Beneficiary under the Plan may file a written claim for a Plan Benefit with the Committee or with a person named by the Committee to receive claims under the Plan. The Committee shall have complete discretion as to whether a claim shall be allowed or denied. The Committee's decision shall be final.

               (b)  Notice of Denial of Claim.

                    In the event of a denial or limitation of any benefit or payment due to a Claimant, the Claimant shall be given a written notification containing specific reasons for the denial or limitation of such Participant's benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of such Participant's benefit is based. In addition, it shall contain a description of any other material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the Claimant wishes to submit such Participant's claim for review. This written notification shall be given to a Claimant within ninety
                    (90) days after receipt of such Participant's claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said ninety (90) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.
















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
               (c)  Right of Review.

                    In the event of a denial or limitation of such Participant's benefit, the Claimant or such Participant's duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or such Participant's duly authorized representative may make a written request for a full and fair review of such Participant's claim and its denial by the Committee, provided, however, that such written request is received by the Committee (or its delegate to receive such requests) within sixty
                    (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Committee in appropriate cases.

               (d)  Decision on Review.

                    A decision shall be rendered by the Committee within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed with written notice to the Claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review. Any decision by the Committee shall be furnished to the Claimant in writing and shall set forth the specific reason for the decision and the specific Plan provisions on which the decision is based.

               (e)  Court Action.

                    No Participant or Beneficiary shall have the right to seek judicial review of a denial of benefits or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting such Participant's rights to review under this Section 11.2.











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
               (f)  General

                    (i) The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advice in connection with their respective responsibilities, including actuaries, plan consultants, investment advisers, attorneys and accountants.

                   (ii) Any person may serve in more than one capacity with respect to the Plan.

                  (iii) The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated shall be indemnified and held harmless by the Company from any expense or liability hereunder unless due to or arising from fraud, dishonesty, gross negligence, or misconduct of the Board of Directors, the Committee, or such person, as the case may be.

































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                       ARTICLE XII - AMENDMENT AND TERMINATION


          12.1 AMENDMENT

               To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Agreement, the Company reserves the right to amend the Plan, through the action of the Board of Directors, at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Section 401(a) of the Code or any successor or similar statute hereafter enacted. However, no such amendment shall:

               (a) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries;

               (b) deprive any Participant, former Participant or Beneficiary of any benefit already vested, except to the extent that such amendment may be necessary to permit the Plan or the Trust to qualify or continue to qualify as tax-exempt;

               (c)  terminate the protections and rights described in
                    Section 9.1 alter, change or modify the duties, powers or liabilities of the Trustee(s) hereunder without its written consent; or

               (d) with respect to any benefit previously accrued, eliminate or reduce any early retirement benefit or retirement type subsidy, or eliminate any optional form of benefit.

          12.2 CHANGES IN THE CODE

               Notwithstanding any other provision of this Plan to the contrary, if any amendment to the Code requires that a conforming plan amendment must be adopted effective as of a stated effective date in order for this Plan to continue to be a qualified plan, this Plan shall be operated in accordance with the requirement of such amendment to that law until the date when a conforming plan amendment is adopted, or the date when a clear and unambiguous nonconforming plan amendment is adopted, whichever occurs first.




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
          12.3 TERMINATION, PARTIAL TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

               Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless, the Company shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Company, may in its sole discretion, through the action of the Board Directors, discontinue such contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. In the event of such termination, if the Plan is not replaced by a comparable plan qualified under Section 401(a) of the Code, then the Accounts of all Participants affected by the termination, partial termination or discontinuance of contributions will become nonforfeitable. After termination of the Plan, the Committee and the Trust will continue until the Plan Benefit of each Participant has been distributed. Plan Benefits may be distributed promptly after they are computed or distribution may be deferred as provided in
               Article X, as the Committee may direct.

          12.4 DETERMINATION BY INTERNAL REVENUE SERVICE

               Notwithstanding any other provision of the Plan to the contrary, if the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax under Section 401(a) of the Code, all Employer Contributions under Section 401(a), together with any income received or accrued thereon less any benefits or expenses paid shall, upon the written direction of the Company, be deemed held by the Trustee(s) under the WesBanco Employee Stock Ownership Plan as it existed prior to the adoption of this Plan and this Plan and the Trust shall terminate.















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
          12.5 DISTRIBUTION UPON TERMINATION.

               In the event of termination of the Plan, the assets then held in Trust under the Plan shall be distributed to the Participants as provided in this Plan.

















































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
                         ARTICLE XIII -  TOP HEAVY PROVISIONS

          13.1 EFFECTS OF BEING TOP-HEAVY.

               For any Plan Year in which the Plan is a Top-heavy Plan:

               (a) For Plan Years beginning before January 1, 1989, only the first two hundred thousand dollars ($200,000) or such larger amount as may be prescribed by the Secretary of the Treasury or such Participant's delegate pursuant to Section 416(d)(2) of the Code of each Participant's Covered Compensation will be taken into account for purposes of determining benefits under the Plan.

               (b) This subsection (b) shall become effective only upon the amendment of the vesting schedule in Section 9.1. If the vesting schedule provided in Section 9.1 is amended to a schedule which is more restrictive or less advantageous than as provided in Section 9.1, the following vesting schedule shall be substituted for the vesting schedule in Section 9.1:
                              Year            Nonforfeitable
                      of Credited Service       Percentage
                      -------------------     --------------
                      Less than 3                    0%
                      Three or More                100%
                    If a Participant does not have an Hour of Service after the Plan has initially become Top-heavy, such Participant's vested interest will be determined without regard to this subsection.

               (c)  (i)  In any Plan Year in which the Plan is considered a
                         Top-heavy Plan, if any Affiliated Company does not maintain any qualified defined benefit plan in addition to this Plan, except as provided in subsection (e) below, the Employer Contributions allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's "415 compensation" (as defined in Section 5.5(a)(iii), subject to Section 2.15) or the largest percentage of Employer Contributions, as a percentage of the Key Employee's "415 compensation" (as defined in
                         Section 5.5(a)(iii), subject to Section 2.15), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of the Participant's failure to complete a Year of Service. The amount of the minimum allocation and the number of Participants entitled to receive such minimum allocation shall be determined pursuant to Section 416(c)(2)(A) of the Code and regulations thereunder.

                   (ii) The provisions in subsection (i) above shall not apply to any Participant to the extent that the Participant is covered under any other plan(s) of any Affiliated Company and the minimum allocation or benefit requirement applicable to Top-heavy Plans will be met in the other plan(s).

               (d) The definitions of Defined Contribution Fraction and Defined Benefit Fraction appearing in Sections 5.5 shall be read substituting the number "1.00" for the number "1.25" wherever it appears therein unless:

                    (i) the Plan provides a minimum accrual with "3 percent" being substituted for "2 percent", and by increasing (by not more than ten (10) percentage points) "20 percent" by one (1) percentage point for each year for which the Plan was Top-heavy; and

                   (ii) if the Top-heavy Ratio, does not exceed ninety percent (90%).

               (e)  (i)  In the event any Affiliated Company maintains a
                         qualified defined benefit plan in addition to this Plan, any Affiliated Company may provide a minimum allocation equal to five percent (5%) of "415 compensation" (as defined in Section 5.5(a)(iii)) to each Non-Key Employee entitled under (a) above to receive a minimum allocation.

                   (ii) The provisions in subsections (c)(i) and (e)(i) above shall be limited to:

                         (1)  Participants who were employed by any
                              Affiliated Company on the last day of the Plan Year or, effective August 5, 1993, who were on a leave pursuant to the FMLA on the last day of the Plan Year; or

                         (2) Participants who died, retired or incurred a Total and Permanent Disability during the Plan Year.

          13.2 PARTICIPANT'S TOP-HEAVY ACCOUNT.

               An additional separate account shall be established for each Participant to be known as the Participant's Top-heavy Account to which shall be posted such Participant's share of any Affiliated Company's Employer Contributions, Forfeitures and net earnings and valuation adjustments for each Plan Year to which this Article XIII is applicable. Such Participant's share of the Employer Contributions, Forfeitures and net earnings and valuation adjustments that have been posted to such Participant's Accounts for all prior Plan Years shall be transferred to such Participant's Top-heavy Account.

          13.3 SIMPLIFIED EMPLOYEE PENSIONS.

               For purposes of this Article XIII, a simplified employee pension shall be treated as a defined contribution plan. At any Affiliated Company's election, the aggregate employee contributions to a simplified employee pension may be taken into account in lieu of the aggregate of the accounts of the Employees for the purpose of determining whether the Plan is a Top-heavy Plan.

          13.4 CONTRIBUTIONS OR BENEFITS NOT TAKEN INTO ACCOUNT.

               The Plan must meet the requirements of this Article XIII without taking into account:

               (a) contributions or benefits relating to tax on self-employment income;

               (b)  relating to Federal Insurance Contributions Act;

               (c)  Title II of the Social Security Act; or

               (d)  any other federal or state law.

                        ARTICLE XIV - MISCELLANEOUS PROVISIONS


          14.1 PARTICIPATION BY ANY AFFILIATED COMPANY

               (a) Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt the Plan and Trust and thereby enable its employees to participate herein.

               (b) In the event any Participant is transferred to an Affiliated Company which is a participating employer, he shall continue to participate hereunder in the allocation of Employer Contributions and such Participant's Accounts shall continue to vest in accordance with Article VII. Any Participant who is transferred to an Affiliated Company which is not a participating employer shall be treated as a suspended Participant in accordance with Section 3.4.

          14.2 MERGER OR TRANSFER OF ASSETS

               (a)  General Provision

                    In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, determined as if this Plan had terminated, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

               (b) Merger of Bank Sissonville Employee Stock Ownership Plan into this Plan

                    The provisions of this subsection (b) are effective January 1, 1989. Subsection (a) above shall govern and be operative with respect to the provisions of this subsection (b).

                    (i) The Bank of Sissonville Employee Stock Ownership Plan shall be merged into this Plan. At such time, the account balance of the participants in the Bank of Sissonville Employee Stock Ownership Plan shall be transferred into this Plan; and all participants in the Bank of Sissonville Employee Stock Ownership Plan shall become Participants in this Plan.

                   (ii) Pursuant to subsection (i) above, the amount which each such participant in the Bank of Sissonville Employee Stock Ownership Plan would receive if this Plan were terminated immediately after the merger or transfer shall be equal to or greater than the amount each such participant would have received if the Bank of Sissonville Employee Stock Ownership Plan had been terminated immediately preceding the merger or transfer.

                  (iii) All affiliated banks of the Bank of Sissonville hereby adopt this Plan and the Company hereby approves and accepts such adoptions.

                   (iv) The Company hereby approves and accepts the merger and transfer of account balances of the Bank of Sissonville Employee Stock Ownership Plan into this Plan.

          14.3 EXCLUSIVE BENEFIT OF PARTICIPANTS AND BENEFICIARIES

               (a) All assets of the Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer or any Affiliated Company, except as otherwise specifically provided in this Plan.

               (b) To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

                    (i) if a contribution or any part thereof is made to the Trust by the Employer or any Affiliated Company under a mistake of fact, such contribution or part thereof shall be returned to the Employer or any Affiliated Company, whichever is appropriate, within one (1) year after the date the contribution is made;

                   (ii) contributions to the Trust are specifically conditioned on their deductibility under the Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer or any Affiliated Company, whichever is appropriate, within one (1) year after the date of the disallowance of the deduction.

          14.4 NON-GUARANTEE OF EMPLOYMENT

               Nothing contained in this Plan shall be construed as a contract of employment between the Employer or any Affiliated Company and any Employee, or as a right of any Employee to be continued in the employment of the Employer or any Affiliated Company, or as a limitation of the right of the Employer or any Affiliated Company to discharge any of its Employees, with or without cause.

          14.5 RIGHTS TO TRUST ASSETS

               No Employee, Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

          14.6 NON-ALIENATION OF BENEFITS

               Except as provided under Section 9.1, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment execution or levy of any kind, voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefit hereunder.

          14.7 PAYMENTS PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER

               (a) Notwithstanding the provisions of Section 14.6, the Plan will recognize a "qualified domestic relations order" which shall be a judgment, decree or order (including approval of a property settlement agreement) that meets the requirements of subsections (i), (ii) and (iii) below:

                    (i) the order relates to child support, alimony, or property rights of a spouse, former spouse, child or dependent of a Participant and is issued pursuant to a state domestic relations law;

                   (ii)  the order includes:

                         (1) the name and address of the Participant and alternative payee;

                         (2) the amount or percentage of benefits payable to the alternate payee (or the manner in which the amount or percentage is to be determined);

                         (3)  the period or number of payments involved;
                              and

                         (4) the exact name of the plan to which the order applies; and

                  (iii) the order does not require a type or form of benefit or option not otherwise offered under the Plan, does not require the Plan to provide increased benefits (determined on an actuarial basis), and does not affect benefits already the subject of a previous qualified domestic relations order.

               (b) Subsection (a)(iii) above shall be interpreted to mean that an order can require a distribution of the portion of a Participant's Account(s) that could be immediately withdrawn upon proper application.

               (c) Notwithstanding subsection (a)(iii) above, a qualified domestic relations order can order the Plan to commence payments to an alternate payee as of or following a date which is not more than ten (10) years prior to the Participant's Normal Retirement Date even though the Participant is still employed by the Employer or the Affiliated Employers. If the Participant dies before the above-mentioned date, benefits are payable to the alternate payee only if the order specifically provides for such benefits.

               (d) Notwithstanding subsection (a)(iii) above, an alternate payee may elect any form of payment to which the Participant would be entitled at the time of the alternate payee's benefit commencement, provided, however, that an alternate payee cannot elect to receive payment under any joint and survivor form of payment for such alternate payee and such Participant's or her subsequent spouse.

               (e) The Committee shall notify any Participant and alternate payee of the receipt of any order by the Plan and shall inform such Participant and alternate payee of the Plan's procedures for determining whether the order meets the requirements described above in this
                    Section 14.7. Such procedures shall comply with the requirements set forth in Section 414(p) of the Code and Section 206(d) of ERISA.

          14.8 AGGREGATION RULES

               Except as otherwise provided by applicable law, all employees of the Employer or any Affiliated Employers will be treated as employed by a single employer.

          14.9 UNCLAIMED BENEFITS

               (a) If any benefit due to a Participant or Beneficiary is not claimed within a reasonable time after the later of:

                    (i)  the date the benefit is payable under this Plan;
                         or

                   (ii) the date that the Participant would attain Normal Retirement Age;
                         such benefit shall be forfeited. Such Forfeitures shall be used to reduce the cost of the Plan. Should the Participant or Beneficiary subsequently file a claim for benefits, the Committee shall restore the benefit and make benefit payments as required under the terms of this Plan.













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
               (b) In an effort to prevent such Forfeitures, the Participant or Beneficiary shall inform the Committee of such Participant's current address at least once every two (2) years. In the event of any benefits remaining unclaimed according to the terms of this section, and prior to any Forfeiture of such benefits, the Trustee(s) shall send a written notice to the last known address of the Participant or Beneficiary who is entitled to benefits under this Plan. Such notice shall indicate the action necessary to prevent Forfeitures of any unclaimed benefits under this Plan. In the event of the Participant's failure to respond within a reasonable period of time, not to exceed three
                    (3) months, the Trustee(s) is under no further obligation to locate the Participant or Beneficiary, and all further liability relating to unclaimed benefits is discharged.

          14.10  SEVERABILITY

               If any provision of this Plan is held to be illegal, invalid or unenforceable, such provision shall be deemed to have been deleted from this Plan effective on the Effective Date, and such provision or deletion shall not affect the legality, validity or enforceability of any other provision of this Plan.

          14.11  HEADINGS

               The headings and subheadings of this Plan have been inserted for convenience of reference only and in no way affect the interpretation of the Plan.

          14.12  BONDING

               The Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.















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          14.13  INDEMNIFICATION

               To the extent permitted by the laws of the State of West Virginia and ERISA, the Company shall indemnify the members of the Committee, any present or former member of the Board of Directors, the Trustee(s) or any other officer or Employee of the Company or an Affiliated Company, against any and all claims, losses, damages, expenses (including legal fees), fines penalties, and liabilities arising out of acts, omissions, and conduct as a Fiduciary with respect to the Plan, except to the extent that such person shall be determined to be liable by a court of competent jurisdiction for such Participant's own willful misconduct. The foregoing rights of indemnification shall be in addition to such other rights as the above person may enjoy whether as a matter of law or by reason of insurance coverage of any kind or otherwise.

          14.14  APPLICABLE LAW

               Except to the extent otherwise required by ERISA, this Plan shall be construed and enforced in accordance with the laws of the State of West Virginia.































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          IN WITNESS WHEREOF, to record the adoption of this Plan, to be effective as first set forth above, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 21 day of December 1996.

                                             WESBANCO, INC.








          (SEAL)






                                      By:/s/ Edward M. George
					 ----------------------------
					 Edward M. George

                                      Title: President and CEO
					     Wesbanco, Inc.